UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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On April 14, 2022, US Foods Holding Corp. (the “Company”) released its 2021 Corporate Social Responsibility Report (the “CSR Report”) and issued a related press release. Copies of the (i) press release, (ii) CSR Report and (iii) related information shared on the Company’s website can be found below.

US FOODS HIGHLIGHTS MEANINGFUL PROGRESS ON CORPORATE SOCIAL RESPONSIBILITY (CSR) COMMITMENTS

2021 CSR Report details advancements across the company’s three strategic focus areas: products, people and planet

ROSEMONT, Ill., 2022 – US Foods Holding Corp. (NYSE: USFD) today issued its 2021 Corporate Social Responsibility (CSR) Report. Throughout the report, US Foods highlights 2021 progress and the momentum created for the year ahead across its sustainable product offerings, support for associates and communities, and initiatives to reduce the environmental impact of its operations.

“At US Foods, sustainability is a business imperative that plays an important role in creating value for our key stakeholders, including our associates, customers, shareholders and the communities we serve,” said Kristin Coleman, general counsel and leader of CSR at US Foods. “Throughout 2021, we advanced our sustainability efforts by making strong progress across our three strategic focus areas -- Products, People and Planet -- and investing in additional resources and processes that will help shape our future objectives and long-range plans. The Company is energized by our results and the momentum we have created.”

The 2021 CSR Report uses the Sustainability Accounting Standards Board (SASB) Food Retailers & Distributors 2018 Standard, the Task Force on Climate-related Financial Disclosures (TCFD), and the Global Reporting Initiative (GRI) Standards.

US Foods 2021 CSR Report highlights include:

Products: Providing a growing portfolio of products that offer social or environmental benefits.

•	Continued to grow the number of products across its local, sustainable and well-being offerings, with a total of more than 2,300 differentiated products available today.
•	Continued to uphold the company’s sustainable seafood goal, with 100% of the company’s Harbor Banks® brand meeting US Foods Serve Good or Progress Check program standards.

People: Making a positive difference for our associates and communities.

•	Enhanced its diversity and inclusion commitments by signing the CEO Action for Diversity and Inclusion pledge, expanding the Employee Resource Group program, and increasing the company’s workforce and leadership diversity through development programs and improved hiring strategies.
•	Filled 39% of new or open leadership roles by women or people of color.

•	Awarded more than $1M in US Foods Scholars program scholarships to more than 50 students since 2017.
•	Donated more than $20M in food and supplies to U.S. food banks across the country.

Planet: Improving fleet and facility efficiencies to reduce the company’s environmental footprint.

•	Reduced Scope 1 and Scope 2 emissions intensity by 15% since 2015.[1,2,3]
•	Reduced gallons of fuel used per case delivered by 10.9% since 2015.[2,4]
•	Continued construction of two LEED-certified distribution centers and committed to enhancements to solar arrays at select distribution centers to be completed in 2022.
•	Announced commitment to convert all California broadline distribution centers’ onsite fueling to 100% renewable diesel fuel by mid-2022 and committed to converting Texas-based compressed natural gas (CNG) trucks to renewable natural gas fuel in 2022. Committed to adding 26 additional CNG trucks and 15 electric trucks to the company’s fleet in 2022.

To view the US Foods 2021 CSR Report, visit the company’s website at usfoods.com/csr.

1Emissions intensity measured as pounds of CO2e per case delivered.

2Includes the Food Group Companies, acquired in September 2019.

3Includes Smart Foodservice Warehouse Stores, acquired in April 2020.

4Broadline business only.

About US Foods

With a promise to help its customers Make It, US Foods is one of America’s great food companies and a leading foodservice distributor, partnering with approximately 250,000 restaurants and foodservice operators to help their businesses succeed. With 69 broadline locations and more than 80 cash and carry stores, US Foods and its 28,000 associates provide its customers with a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions. US Foods is headquartered in Rosemont, Ill. Visit www.usfoods.com to learn more.

Additional Information

On April 11, 2022, the Company filed a definitive proxy statement, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's shareholders for the 2022 annual meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” subsection of the “Financial Information” section of the Company's Investor Relations website at https://ir.usfoods.com/investors or by contacting info@okapipartners.com.

Forward-Looking Statements

Statements in this press release which are not historical in nature are “forward-looking statements” within the meaning of the federal securities laws. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “outlook,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecast,” “mission,” “strive,” “more,” “goal,” or similar expressions and are based upon various assumptions and our experience in the industry, as well as historical trends, current conditions, and expected future developments. However, you should understand that these statements are not guarantees of performance or results and there are a number of risks, uncertainties and other factors that could cause our actual results to differ materially from those expressed in the forward-looking statements, including, among others: cost inflation/deflation and commodity volatility; competition; reliance on third party suppliers; interruption of product supply or increases in product costs; changes in our relationships with customers and group purchasing organizations; our ability to increase or maintain the highest margin portions of our business; effective integration of acquisitions; achievement of expected benefits from cost savings initiatives; fluctuations in fuel costs; economic factors affecting consumer confidence and discretionary spending; changes in consumer eating habits; our reputation in the industry; labor relations and costs; access to qualified and diverse labor; cost and pricing structures; changes in tax laws and regulations and resolution of tax disputes; governmental regulation; product recalls and product liability claims; adverse judgments or settlements resulting from litigation; disruptions of existing technologies and implementation of new technologies; cybersecurity incidents and other technology disruptions; management of retirement benefits and pension obligations; extreme weather conditions, natural disasters and other catastrophic events; risks associated with intellectual property, including potential infringement; indebtedness and restrictions under agreements governing indebtedness; potential interest rate increases; risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; and potential costs associated with shareholder activism.

INVESTOR CONTACT:

Melissa Napier

847-720-2767

Melissa.Napier@usfoods.com

Bruce Goldfarb / Pat McHugh

Okapi Partners

212-297-0720

info@okapipartners.com

MEDIA CONTACT:

Jamie Moser / Matthew Sherman

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

###

2021 CORPORATE SOCIAL RESPONSIBILITY REPORT

US FOODS

2

TABLE OF CONTENTS

OVERVIEW

A LETTER FROM OUR CEO 3
ABOUT US FOODS® 4
AWARDS AND RECOGNITION 5
CSR REPORT HIGHLIGHTS 6
CULTURAL BELIEFS 7
OUR APPROACH TO CSR 8
CSR GOVERNANCE 8
ABOUT THIS REPORT 8
A MESSAGE FROM OUR EXECUTIVE SPONSOR 9

PRODUCTS

HUNGRY FOR BETTER PROGRAM 11
SERVE LOCAL 12
SUSTAINABLE PRODUCT INITIATIVES 12
WELL-BEING PRODUCT INITIATIVES 20
FOOD SAFETY AND QUALITY 21

PEOPLE

CREATING AN ENGAGED AND DYNAMIC WORKPLACE 24
DIVERSITY AND INCLUSION 29
ASSOCIATE SAFETY 34
HELPING OUR COMMUNITIES 36
US FOODS SCHOLARS PROGRAM 38

PLANET

IMPROVING THE EFFICIENCY OF OUR FACILITIES 40
ADOPTING RENEWABLE ENERGY 41
WASTE DIVERSION, WATER USAGE 42
IMPROVING THE EFFICIENCY OF OUR FLEET 43
LEVERAGING ALTERNATIVE FUELS 45

GOVERNANCE AND INTEGRITY

ETHICS AND COMPLIANCE 47
RESPONSIBLE SOURCING POLICY AND SUPPLIER CODE 48
RESPECTING HUMAN RIGHTS 48
CYBERSECURITY AND DATA PRIVACY 49

APPENDIX

GRI 51
SASB 58
TCFD 61

K2

3 OVERVIEW

A LETTER FROM OUR CEO

Dear Stakeholders,

Over the past year, we continued to demonstrate our We Help You Make It® promise to our customers, while delivering our GREAT FOOD. MADE EASY.™ strategy. Thanks to our 28,000 dedicated associates, we provided innovative products, industry-leading technology solutions, and expert resources to help customers navigate industry challenges, and implemented strategies to maximize profitability and optimize operations to drive long-term shareholder value.

How we deliver is as important as what we deliver – and we do so with care for our products, people and planet. In this, our third formal Corporate Social Responsibility (CSR) Report, we are excited to share our 2021 progress and the momentum for the year ahead.

PRODUCTS

We continue to grow our portfolio of products under our local, sustainable and well-being pillars, with more than 2,300 differentiated products offered today. To support the growth of our sustainable product pillar, we continue to invest in expanding our Serve Good® and Progress Check® programs. Under these two programs, we have grown our number of sustainable products more than sixfold since 2016 to more than 1,000 products today.

PEOPLE

In 2021, I was proud to sign the CEO Action for Diversity and Inclusion pledge, a commitment supported by a number of initiatives we took to enhance diversity and inclusion. These initiatives include expanding our Employee Resource Group program and increasing the diversity of our workforce and leadership through development programs and improved hiring strategies. In 2021, we filled nearly 40% of new or open leadership roles with women or people of color.

We are also committed to helping our communities "Make It." In 2021, we donated more than $20M in food and supplies to food banks across the country. We expanded our US Foods Scholars program, which has provided more than $1M in scholarships for more than 50 underserved students since 2017. We also invested in supplier diversity, spending more than $655M with diverse suppliers throughout 2021.

PLANET

We continued to reduce the environmental footprint of our facilities and fleet. We have two new LEED-certified distribution centers in progress and continued to invest in solar array installations, implement new technologies to improve our transportation and facilities efficiency and introduce alternative fuels within our fleet.

With respect to alternative fuels, we have finalized plans to begin converting our compressed natural gas (CNG) vehicles to renewable natural gas and to introduce 26 new CNG vehicles to our fleet by the end of 2022. In addition, our California broadline distribution center fueling stations began converting to renewable diesel fuel in 2021, and we will introduce 30 new electric trucks into our La Mirada, California fleet by 2023.

These important steps forward were made possible by the hard work and dedication of our associates and the valuable engagement and feedback from our shareholders, partners and customers.

Looking ahead, I am energized by our plans to build on our commitments to grow our sustainable product portfolio, support our people and communities, and reduce our environmental impact. In the meantime, I am pleased to celebrate the significant strides we made in 2021, with an eye toward ongoing progress in the future.

Pietro Satriano
Chief Executive Officer

4 OVERVIEW

ABOUT US FOODS®

US Foods® (NYSE: USFD) is one of America's great food companies and a leading foodservice distributor, serving restaurants as well as healthcare, hospitality, governmental and educational institutions. Through a broad and innovative food offering and a comprehensive suite of e-commerce, technology and business solutions, we help chefs, restaurants and foodservice operators succeed. Our success is powered by our talented US Foods associates who come to work every day with one goal in mind: to help our customers "Make It." Visit usfoods.com to learn more.

$29.5B IN REVENUE

150 YEARS IN BUSINESS

250,000 CUSTOMERS

400,000+ PRODUCTS

~6,000 SUPPLIERS

28,000 ASSOCIATES

~4,000 SALES ASSOCIATES

69 DISTRIBUTION FACILITIES

80 CHEF'STORE® LOCATIONS

~6,500 TRUCKS IN OUR FLEET

5 OVERVIEW

AWARDS AND RECOGNITION

At US Foods®, we are proud to be recognized by many influential organizations and publications for the initiatives that support our Corporate Social Responsibility commitments.

TOP WORK PLACES 2021 Chicago Tribune

2021 TOP WORKPLACES

FAST COMPANY BRANDS THAT MATTER 2021

2021 BRAND THAT MATTERS

CHICAGO INNOVATION AWARDS

2021 ACCENTURE CORPORATE INNOVATOR AWARD

enel x

SUSTAINABLE FOOTPRINT AWARD

REFRIGERATED & FROZEN FOODS

2021 DISTRIBUTOR OF THE YEAR

GLOBAL ERG NETWORK

2021 TOP 25 ERG DIVERSITY IMPACT AWARD - BLACK RESOURCE FOR INCLUSION, DIVERSITY, GROWTH & EMPOWERMENT ERG

GLOBAL ERG NETWORK

2021 DIVERSITY IMPACT AWARDS EXECUTIVE SPONSOR OF THE YEAR - DIRK LOCASCIO, CHIEF FINANCIAL OFFICER

DIVERSITYLAB Talent Done Differently

2021 MANSFIELD COMMUNITY BUILDER

CRAIN'S CHICAGO BUSINESS 2021 NOTABLE GENERAL COUNSELS

NOTABLE GENERAL COUNSEL - KRISTIN COLEMAN, EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL

6 OVERVIEW

2021 CSR REPORT HIGHLIGHTS

PRODUCTS

2,300+ PRODUCTS IN THE HUNGRY FOR BETTER PROGRAM

380% ↑ IN NUMBER OF SERVE GOOD® PRODUCTS SINCE 2016

280 PROGRESS CHECK® PRODUCTS

20% ↑ IN NUMBER OF SERVE GOOD RESPONSIBLE DISPOSABLES SINCE 2018

100% OF HARBOR BANKS® BRAND SEAFOOD PRODUCTS MET OUR SERVE GOOD OR PROGRESS CHECK STANDARDS

75% OF THE EXCLUSIVE BRAND SEAFOOD PRODUCTS OUTSIDE OF THE HARBOR BANKS BRAND WILL MEET SERVE GOOD OR PROGRESS CHECK STANDARDS BY 2025

1,250+ WELL-BEING PRODUCTS

PEOPLE

39% OF OUR NEW OR OPEN LEADERSHIP ROLES WERE FILLED BY WOMEN OR PEOPLE OF COLOR

2,000+ ASSOCIATES PARTICIPATED IN OUR 9 EMPLOYEE RESOURCE GROUPS

17,000+ ASSOCIATE SURVEY RESPONSES SUBMITTED

$20M+ IN FOOD AND SUPPLIES DONATED

$1.8B+ SPENT WITH **1,950+** SMALL BUSINESSES ACROSS THE U.S.[1]

$655M+ SPENT WITH **500+** DIVERSE SUPPLIERS[1,2]

$1M+ IN US FOODS SCHOLARS FUNDING AWARDED SINCE 2017

PLANET

15% REDUCTION IN SCOPE 1 AND SCOPE 2 EMISSIONS SINCE 2015[3,6,7]

8.9% REDUCTION IN ENERGY INTENSITY IN OUR BROADLINE BUSINESS SINCE 2015[4,6]

10.9% REDUCTION IN GALLONS OF FUEL USED PER CASE DELIVERED SINCE 2015[5,6]

~9M FEWER MILES DRIVEN THAN IN 2019[8]

13M KWH OF ELECTRICITY GENERATED FROM 6 SOLAR INSTALLATIONS

246M KWH CUMULATIVE ENERGY SAVINGS SINCE 2015[5]

15 ELECTRIC TRUCKS ORDERED FOR OUR 2022 FLEET

NOTE: All figures as of January 1, 2022 or for FY2021, except where specified otherwise.

[1]Figures include trade and indirect spend with Tier I suppliers. [2]Reflects increased spend with existing and new diverse suppliers, as well as improved identification of certified suppliers through our memberships in National Minority Supplier Development Council ("NMSDC") and Women's Business Enterprise National Council ("WBENC"). [3]Emissions intensity measured as pounds of CO_2e per case delivered. [4]Measured in kilowatt hours per case shipped. [5]Broadline business only. [6]Includes the Food Group of Companies. [7]Includes Smart Foodservice Warehouse Stores. [8]Excludes 2020, due to transportation irregularities resulting from business impacts caused by the COVID-19 pandemic.

7 OVERVIEW

GREAT FOOD. MADE EASY.™ STRATEGY

As one of America's great food companies and a leading foodservice distributor, we strive to inspire and empower chefs and foodservice operators to bring great food experiences to consumers. This mission is supported by our GREAT FOOD. MADE EASY.™ strategy, which is centered on providing customers with the innovative products, business support and technology solutions they need to operate their businesses profitably.

The US Foods® Way is how we deliver on this strategy – and sets the stage for how our associates engage, lead and work day-to-day with the support of our US Foods cultural beliefs and commitment to continuous improvement. The US Foods Way allows us to focus on the critical actions that accelerate our progress across all aspects of our business, including our corporate social responsibility initiatives.

OUR CULTURAL BELIEFS

- **Expect Excellence:** I challenge myself and others to delight customers every time
- **Stop Waste:** I take action every day to eliminate waste
- **Team Up:** I engage the right people, in the right way, at the right time
- **Talk Straight:** I seek the truth and exchange objective feedback
- **You Matter:** I care for my co-workers, enable their success and make winning fun

OUR CULTURE

EXPECT EXCELLENCE
I challenge myself and others to delight customers every time
STOP WASTE
I take action every day to eliminate waste
YOU MATTER
I care for my co-workers, enable their success and make winning fun
TEAM UP
I engage the right people, in the right way, at the right time
TALK STRAIGHT
I seek the truth and exchange objective feedback

8 OVERVIEW

OUR APPROACH TO CORPORATE SOCIAL RESPONSIBILITY (CSR)

At US Foods®, we help our customers make it, with products and services that shape the communities where we live and work. Our CSR strategy is organized around our commitments across three key focus areas: Products, People and Planet.

In this report, we are pleased to share progress highlights for each:

- Products – Growing our portfolio of products that are local, sustainable and help to support well-being by working with our suppliers to source and offer products with social or environmental benefits, and maintaining a continued commitment to food safety and quality
- People – Making a positive difference in the lives of our associates and in the communities we serve by fostering an inclusive and dynamic workplace where our associates can grow and thrive, and investing in our communities through philanthropy and volunteerism
- Planet – Engaging in best practices to improve the efficiency of our facilities and fleet and reduce the environmental footprint of our operations

CSR GOVERNANCE

Our Nominating and Corporate Governance Committee (NCG) of the Board of Directors, pursuant to its Charter, oversees the Company's CSR Program, including program strategy, areas of focus, goals and progress. The NCG receives quarterly reports from management regarding the Company's CSR initiatives and accomplishments. Learn more about our Board governance in our 2022 Proxy Statement available on our Investor Relations website here.

Our Executive Vice President, General Counsel and Chief Compliance Officer (GC) leads a cross-functional CSR working group to advance our CSR objectives. This working group is composed of leaders and subject matter experts from across the enterprise, including Supply Chain, Real Estate, Merchandising, Human Resources, Investor Relations, Legal and Communications. The GC reports directly to our Chief Executive Officer, and the CSR working group regularly works with members of our Executive Leadership Team to plan for and assess progress against environmental, social and governance commitments and priorities.

In 2021, we introduced several new roles committed to supporting our growing CSR efforts across each of our key focus areas, including a Vice President of Fleet and Sustainability, a Director of Corporate Social Responsibility and a Vice President of Diversity and Inclusion – as well as three additional new diversity and inclusion subject matter specialists.

SHAREHOLDER ENGAGEMENT

US Foods recognizes the value of listening to, and considering the perspectives of, our shareholders. In 2021, we engaged with shareholders on a variety of ESG-related topics as described in our 2022 Proxy statement. In response to feedback from our shareholders, we have enhanced our 2021 CSR Report with SASB and TCFD disclosure indices (See Appendix, page 50) and additional information about:

- Palm oil use – page 14
- Workforce diversity demographics – page 31
- Ethics and compliance – page 47
- Human rights – page 48

ABOUT THIS REPORT

This report reflects our CSR performance during calendar year 2021, unless noted otherwise. Where cited, key performance figures may also include the Food Group of Companies, which US Foods® acquired in September 2019, and Smart Foodservice Warehouse Stores, which US Foods acquired in April 2020, and rebranded as CHEF'STORE® in 2021. This report references the Global Reporting Initiative (GRI) Standards 2020, and is informed by the Sustainability Accounting Standards Board (SASB) Food Retailers & Distributors Standard 2018 and the Task Force on Climate-related Financial Disclosures (TCFD). Please see the appendix for details on disclosures related to each of these frameworks.

9 OVERVIEW

A MESSAGE FROM OUR EXECUTIVE SPONSOR

Kristin Coleman, Executive Vice President, General Counsel and CSR Executive Sponsor

As the executive leading corporate social responsibility (CSR) at US Foods®, I have had the privilege of helping the company navigate the exciting journey of defining and expanding our CSR programs. Over the past few years, we have made meaningful progress across all three of our CSR pillars—Products, People and Planet.

At US Foods, our CSR approach is rooted in our beliefs that:

- We have a responsibility to reduce the environmental footprint of our operations and to help our customers do the same with innovative and sustainable product offerings, as well as more efficient facilities and fleet
- Our associates are critical to our success, and we must build and foster a work environment where they can thrive
- As a food company, we are uniquely positioned to help fight food insecurity by engaging and supporting our communities
- And most importantly, CSR is imperative to our business, and we understand its significance to our key stakeholders, including our associates, customers and shareholders

That is why I am so pleased to report our progress in 2021. Over the past year, we have gained momentum by investing in additional resources dedicated to our CSR efforts. Most notably, we introduced three new CSR-related leadership roles, including a Vice President of Diversity and Inclusion, a Vice President of Fleet and Sustainability, and a Director of Corporate Social Responsibility, all of whom have been working closely with me and our cross-functional CSR working group to support progress across our key focus areas.

Throughout 2021, we also sought out shareholder feedback to identify opportunities to enhance our CSR commitments and provide additional transparency around the steps we're taking to meet them.

Key highlights you'll see and read about in this report include updates on:

- Our Hungry For Better Program, which now includes more than 2,300 products that are local, sustainable and promote well-being
- Our ongoing workforce diversity efforts, including more detail on our workforce demographics; and
- Our investment in extensive infrastructure overhauls at select facilities to support the introduction of additional electric trucks and compressed natural gas vehicles into our fleet and the expansion of our use of renewable diesel

As we look to 2022 and beyond, we intend to define our long-range plan for CSR, including future objectives, team responsibilities, timelines and allocation of resources. During this process, we'll pursue our key initiatives by continuing to grow our portfolio of innovative and sustainable products, reinforcing our commitment to diversity and inclusion, and further investing in sustainable truck technologies and alternative fuels.

We look forward to bringing you along on our journey ahead, and in the meantime hope that our 2021 CSR Report will provide valuable insight on where we are today.

PRODUCTS

At US Foods®, we are committed to growing our portfolio of products that are local, sustainable and help to support well-being. The cornerstone of this commitment is our Hungry for Better program, created to provide strategic guardrails for new product development as we deliver on our commitment to working with our suppliers to offer products with social or environmental benefits.

At the heart of every product we provide to our customers is our ongoing dedication to food safety and quality. We work with our suppliers to set safety and quality expectations, while we also maintain food safety and quality practices in our distribution and manufacturing facilities.

VALU+ PLUS™
MOLDED FIBER
HINGED CONTAINERS

11 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

HUNGRY FOR BETTER PROGRAM

As part of our We Help You Make It® promise, we understand that our customers want products with authentic, simple ingredients from sources they know and trust, along with clear information to help them choose the best products for their establishments. At US Foods®, we are committed to growing our portfolio of products that are local, sustainable and help to support well-being under our umbrella program called Hungry for Better.

2,300+ PRODUCTS IN THE HUNGRY FOR BETTER PROGRAM

The Hungry for Better program was created to provide strategic guardrails for our new product development and how we assess social or environmental benefits. Informed by a 2018 third-party-led materiality assessment of sustainability issues related to product, our Hungry for Better program prioritizes focus areas where we believe we can have the greatest impact. These include antibiotic use, animal care, food waste, plant protein, responsible disposables, sustainable packaging, sustainable seafood, transparency and waste reduction, as well as products that offer simple ingredients, plant-forward attributes or positive nutrient claims.

WATCH VIDEO HERE

HUNGRY FOR BETTER
LOCAL
SUSTAINABLE
WELL-BEING

SPOTLIGHT ON Q&A WITH HANNAH KOSKI, DIRECTOR OF CORPORATE SOCIAL RESPONSIBILITY (CSR)

Tell us about your new role and responsibilities at US Foods.

As the Director of Corporate Social Responsibility, I work closely with our General Counsel, who acts as our CSR Executive Sponsor, to coordinate the company's CSR working group, a group of key leaders and subject matter experts, to manage our environmental, social and governance strategies and priorities. My role also includes advancing our product sustainability strategy, including our responsible sourcing policies and category commitments, and expanding our Hungry for Better portfolio.

What inspired you to devote your career to furthering sustainability initiatives?

I took a job out of college as an apprentice on a small organic farm. That experience and several experiences in agriculture and food systems after that, in the U.S. and internationally, and in academia and nonprofit, made it very clear to me that food can be a powerful vehicle to drive positive systemic change. Ever since, I've been fascinated by, and committed to, finding opportunities for the food industry and value chain to address the root causes of some of the most pressing socio-environmental issues facing us today.

What US Foods sustainability opportunities are you most excited about?

In sustainability, there is more focus on thinking holistically about what sustainability really means and how it's achieved, taking into account the environment, people and the systems by which they are impacted. I'm also seeing a growing number of ways in which players are coming together across sectors to drive end-to-end change in the food value chain to meet those sustainability objectives. I'm most excited about US Foods' continued and deepening engagement in these activities, and the opportunity to work with suppliers and customers to collaboratively move the needle.

12 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

SPOTLIGHT ON SERVE LOCAL PARTNER, REVOL GREENS

Revol Greens is a sustainably driven greenhouse lettuce company providing clean, leafy greens—romaine lettuce, spring mix, baby arugula and basil—grown locally without the use of pesticides. Headquartered in Owatonna, Minnesota, Revol Greens has 10 acres of production in Minnesota; 16 acres in Tehachapi, California; and 4 acres in Athens, Georgia. Founded in 2017 by a team of experienced growers and marketers looking to make an impact in a diverse and challenging category, Revol Greens plans to continue expanding its regional greenhouse network, bringing local, fresh, sustainably grown lettuce and greens to more consumers in the U.S.

LOCAL

SERVE LOCAL PROGRAM

In 2018, we launched our Serve Local program in select markets to better connect our customers with their regional farmers, producers and/or manufacturers. Products offered through Serve Local are sourced within 400 miles from where the products ship, or within the state from where the products ship.

75+ SERVE LOCAL SUPPLIERS

SUSTAINABLE

SERVE GOOD®

Our Serve Good® program consists of a curated portfolio of Exclusive Brand products developed with suppliers that are committed to our defined standards for responsible practices. Most of our Serve Good products come with the reassurance of verification by third-party certifiers. Our Serve Good portfolio also includes certain categories of products that we have identified as consistent with our sustainability goals, even though third-party certification is not currently available.

To be included in the Serve Good program, a product must have two attributes. First, it must come with a claim of responsible sourcing or contribution to waste reduction. We have organized the product claims for all Serve Good items into one of several categories: agricultural practices, sustainable seafood, animal care, responsible disposables and reduced food waste. Second, the product must arrive to our customers in packaging that meets our strict packaging standards, designed to help minimize packaging waste and prioritize the use of recycled materials to help minimize our environmental footprint.

Our Serve Good Program Policy and Serve Good Packaging Standards provide details on the program requirements and applicable certifications. Third-party certifications are confirmed as they are renewed as part of our ongoing commitment to ensuring compliance.

In addition, we have developed our Progress Check® program in support of our growing portfolio of Serve Good seafood products. Progress Check recognizes seafood vendors that have made significant progress toward meeting our defined Serve Good standards.

SERVE GOOD AND PROGRESS CHECK® PRODUCTS GROWTH

160+
300+
1,000+
2016
2018
2021

TOTAL NUMBER OF PRODUCTS OFFERED BY YEAR

13 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

SERVE GOOD®
RESPONSIBLY SOURCED
CONTRIBUTES TO WASTE REDUCTION
AGRICULTURAL PRACTICES
SUSTAINABLE SEAFOOD
ANIMAL CARE
RESPONSIBLE DISPOSABLES
REDUCE WASTE
NON GMO Project VERIFIED
BAP
FAIRTRADE
FSC
GREEN SEAL
SUSTAINABLE FORESTRY INITIATIVE
UPCYCLED CERTIFIED

This graphic showcases some of our available Serve Good program certifications. Our Serve Good portfolio also includes certain categories of products that we have identified as consistent with our sustainability goals, even though third-party certification is not currently available.

SERVE GOOD PACKAGING STANDARDS

We have specific packaging standards for all items included in the Serve Good® program to ensure a holistic approach in providing sustainable solutions. For both the inner and outer packaging, we follow three key rules:

- Engineer packaging to use less materials and work to reduce headspace, while assuring performance and product protection
- Employ the use of more sustainable materials, such as requiring responsibly sourced Forest Stewardship Council® (FSC) – or Sustainable Forestry Initiative-certified fiber content, and eliminate widely unrecyclable materials such as expanded polystyrene foam
- Help enable end-users to recycle or compost by clearly displaying instructions on what should be done with materials in the back-of-house

WATCH VIDEO HERE

HELPING CUSTOMERS RECYCLE WITH HOW2RECYCLE®

To help reduce packaging waste, we are making it easy for our customers to recycle packaging. For all US Foods® Exclusive Brand product packaging, we partner with How2Recycle® to ensure each label identifies which packaging material from the product is recyclable and how to prepare it for recycling. How2Recycle, a project of the Sustainable Packaging Coalition®, provides a U.S.- and Canada-based standardized labeling system that clearly communicates recycling instructions. More than 130 US Foods Exclusive Brand products use How2Recycle labeling.

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SERVE GOOD® AGRICULTURAL PRACTICES

Increased mindfulness of environmental and social practices has led to a demand for greater transparency about how foods are grown, harvested and processed to ensure protection of biodiversity and workers' rights. With those objectives in mind, we created a Serve Good® category, which we've named Agricultural Practices, that includes USDA Certified Organic, Non-GMO Project Verified, Fair Trade Certified™ and Rainforest Alliance Certified™ products.

PALM OIL COMMITMENT

Since 2019, we have adhered to our Palm Oil Policy commitment to source 100% of the palm or palm kernel oil used in US Foods® Exclusive Brand products through certified sustainable sources. Supplier compliance with this policy is reviewed annually.

One hundred percent of the palm or palm kernel oil used in US Foods Exclusive Brands products is sourced from a supplier that is certified RSPO Mass Balance or higher. This means, at a minimum, the volume of palm or palm kernel oil in the products reflects an equivalent volume of palm oil or palm kernel oil produced by RSPO-certified mills and plantations. In 2021, 88% of the palm or palm kernel oil was Mass Balance, less than 1% was Segregated and the remaining 11%+ was sourced from a combination of supply chain models. No RSPO credits were required. Today, 15 of our 24 Exclusive Brands have products that contain palm oil. Approximately 4% of the products in our Exclusive Brand product portfolio are confirmed to contain palm oil.

RSPO
Roundtable on Sustainable Palm Oil

SPOTLIGHT ON THE ROUNDTABLE ON SUSTAINABLE PALM OIL

In 2021, US Foods joined the Roundtable on Sustainable Palm Oil (RSPO). RSPO is a global, not-for-profit, multi-stakeholder initiative on sustainable palm oil. RSPO unites stakeholders from the different sectors of the palm oil industry, including palm oil producers, palm oil processors or traders, consumer goods manufacturers, retailers, banks, investors and NGOs. This multi-stakeholder representation is mirrored in the governance structure of RSPO such that seats in the Board of Governors, Steering Committees and Working Groups are fairly allocated to each sector. In this way, RSPO lives out the philosophy of the "roundtable" by giving equal rights to each stakeholder group, working together to reach decisions by consensus and achieving RSPO's shared vision of making sustainable palm oil the norm. We anticipate releasing a RSPO Annual Communication of Progress in 2023.

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SUSTAINABLE SEAFOOD

As the global demand for seafood continues to grow, we believe we can play an important role in supporting the long-term health of fisheries and aquaculture through the distribution of responsibly sourced seafood. We are continually working to improve the sustainability and traceability of our seafood supply chain, starting with a focus on our Exclusive Brand seafood products.

The cornerstone of these efforts is our Responsibly Sourced Seafood Policy. This policy outlines measurable, timebound commitments that address all species within our Exclusive Brands seafood portfolio and each stage of our supply chain. In addition, it leverages our partnerships with best-in-class industry organizations at the forefront of seafood sustainability standards.

SERVE GOOD® AND PROGRESS CHECK® SUSTAINABLE SEAFOOD PRACTICES

As responsibly sourced seafood practices continue to vary across countries and organizations, US Foods® is working to make seafood choices easier and more transparent for our customers through our Serve Good® and Progress Check® programs.

WATCH VIDEO HERE

For example, Serve Good farmed species carry a Best Aquaculture Practices (BAP) 4-star recognition, or have the highest level of BAP recognition available for the species or equivalent Global Sustainable Seafood Initiative (GSSI) benchmarked certifications, where US Foods has the associated Chain of Custody certification. Serve Good wild-caught species carry Marine Stewardship Council (MSC) and MSC Chain of Custody certification, or equivalent GSSI benchmarked certifications, where US Foods has the associated Chain of Custody certification.

Achieving the highest levels of sustainability certification can require years of investment from fisheries, farms and processors. We have developed our Progress Check program to recognizes Exclusive Brand seafood products and vendors that have made significant progress toward meeting our Serve Good standards. The Progress Check program helps to create a market for and grow the pipeline of fisheries, farms and processors that offer responsibly sourced seafood.

- Progress Check farmed species carry either BAP 1-star, 2-star or 3-star recognition; or are Aquaculture Stewardship Council (ASC) Certified without associated ASC Chain of Custody certification; or carry GSSI benchmarked certification where US Foods does not have an associated Chain of Custody certification; or are a participant in the Aquaculture Improvement Project. Equivalent certification or improvement projects are also considered
- Progress Check wild-caught species carry a GSSI benchmarked certification where US Foods does not have an associated Chain of Custody certification; a Fishery Improvement Project rated "A, B or C" by FishSource of Sustainable Fisheries Partnership (SFP); a Low Risk as advised by FishSource of SFP

PROGRESS CHECK PROGRAM GROWTH

250+
5
10
2016
2018
2021

APPROXIMATE TOTAL NUMBER OF PRODUCTS OFFERED BY YEAR

Currently, 100% of the products being produced for our Harbor Banks® seafood portfolio—the largest US Foods portfolio of Exclusive Brand seafood products—meet either Serve Good or Progress Check standards. In accordance with our continued commitments, 75% of our Exclusive Brand seafood products outside of the Harbor Banks brand will meet Serve Good or Progress Check standards by 2025.

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OUR PARTNERSHIPS TO ADVANCE SUSTAINABLE SEAFOOD

Because ongoing dialogue is critical to supporting sustainable seafood practices, we actively participate and partner with leading organizations dedicated to informing seafood sustainability best practices. We sit on the Board of the National Fisheries Institute and the Global Seafood Alliance, and we are an active member of the Better Seafood Board and Sustainable Fisheries Partnership. We were also the first American foodservice distributor to join the Global Sustainable Seafood Initiative, and in 2015, US Foods® became the first nationwide foodservice distributor in the U.S. to earn the Marine Stewardship Council Chain of Custody certification, which requires, among other things, the implementation of specific traceability procedures within our distribution centers.

100% OF THE PRODUCTS BEING PRODUCED FOR OUR HARBOR BANKS® SEAFOOD PORTFOLIO MEET SERVE GOOD® OR PROGRESS CHECK® STANDARDS.
75% OF OUR EXCLUSIVE BRAND SEAFOOD PRODUCTS OUTSIDE OF THE HARBOR BANKS BRAND WILL MEET SERVE GOOD OR PROGRESS CHECK PROGRESS STANDARDS BY 2025.

Sustainable Fisheries PARTNERSHIP

SPOTLIGHT ON FISHERY IMPROVEMENT PROJECT (FIP)

As part of our Progress Check® program, US Foods works with many FIPs to help advance the sustainability of fisheries. FIPs bring together seafood buyers, retailers, processors, suppliers, producers and non-governmental organizations (NGOs) with an interest in a specific fishery to encourage improvements in policy and management. The Indonesian Western and Central Pacific yellowfin tuna handline is one of the FIPs US Foods works with through our supplier, Anova Food. This FIP aims to demonstrate the benefits of well-managed fisheries – and how that improves the livelihoods of coastal communities and sustainable businesses in Indonesia.

"By supporting FIPs, US Foods is committed to increasing the amount of sustainable seafood available globally, rather than just selling items that are already certified or rated as sustainable."

Kathryn Novak,
Global Markets Director at Sustainable Fisheries Partnership

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ANIMAL CARE

The treatment and care of agricultural animals, including how they are raised and what they are fed, is important to US Foods® and our stakeholders. Although we do not handle live animals in our role as a foodservice distributor, we offer a variety of products that adhere to specific standards in support of our animal care programs.

SERVE GOOD® ANIMAL CARE STANDARDS

Serve Good® products categorized under animal care communicate claims about how an animal was raised. Within our Serve Good program, we offer American Humane Certified™ for livestock and poultry welfare; cage-free for eggs; and raised without antibiotics for meat and poultry.

RESPONSIBLY SOURCED PROTEINS PROGRAM

In addition, in participating markets, we also offer a portfolio of responsibly sourced proteins that meet additional claims that comply with additional responsible sourcing standards beyond our Serve Good program standards for animal care. Every product in our responsibly sourced protein assortment meets the following standards:

- All natural (USDA Standard)
- Raised without antibiotics
- No added hormones*

All of our responsibly sourced beef, poultry and pork products also meet the following category-specific standards and are available in participating markets:

- Beef – Raised with shelter, space for comfort, healthcare, a nutrition plan (based on our suppliers' USDA Process Verified Program) and vegetarian-fed
- Poultry – Raised with appropriate nutrition, healthcare and housing based on our suppliers' third-party audits (American Humane Certified for chicken and turkey products where applicable) and vegetarian-fed
- Pork – Group-housed (based on USDA Process Verified Program)

We are proud to partner with Meyer Natural Foods to source a variety of responsibly sourced beef for our Exclusive Brand products. Meyer Natural Foods offers wholesome, innovative, value-conscious product solutions while adhering to the highest standards of ethical conduct. Their team takes tremendous pride in providing the highest-quality products and services, with a commitment to environmentally sound practices, humane animal treatment, and personal integrity.

"Doing what's right for our cattle and land is The Meyer Way™. When we say natural, we mean truly natural with no compromises."

Bob Meyer
Owner, Meyer Natural Foods

EXCLUSIVE BRAND SUPPLIER REQUIREMENTS

The foundation of our animal care commitments is our US Foods Exclusive Brands supplier animal care requirements, outlined in our US Foods Exclusive Brands Supplier and Co-Packer Food Safety and Quality Manual.

As stated in the manual, all US Foods Exclusive Brands suppliers who deal with live animals must comply with all applicable federal, state and local laws and regulations. In addition, they are required to have policies and quality assurance systems in place that support and manage the treatment of animals in their supply chain, to ensure they are handled without abusive or cruel treatment. Their policies must meet the Professional Animal Auditor Certification Organization (PAACO) Minimum Standards for Assessments of Animal Welfare Audits. All live animal facilities must be audited and hold updated certifications to an industry-recognized animal welfare standard (e.g., USDA), and each supplier must conduct routine internal audits of their operations to assess their compliance to accepted good handling principles.

CAGE-FREE EGGS COMMITMENT

In July 2016, we began informing all of our key egg suppliers of our goal to source only cage-free eggs for our Exclusive Brands by 2026. This goal applies to both raw shell eggs and liquid eggs. As of year-end 2021, nearly 14% of our Exclusive Brands raw shell eggs and liquid eggs met our cage-free egg requirements. Moving forward, we will continue to collaborate

*Federal regulations prohibit the use of hormones in poultry and pork.

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with our suppliers and customers as we assess the challenges with affordability and customer demand.*

SERVE GOOD® RESPONSIBLE DISPOSABLES

We believe we can help our customers shift to sustainable disposables, which can be an important step in decreasing the environmental impact of foodservice operations. Our growing selection of Serve Good Responsible Disposables include cups, plates, napkins, cutlery, containers and more, made from materials that are certified, verified or classified as one or more of the following: recyclable, compostable, post-consumer content, biobased or responsibly sourced virgin pulp.**

285+ SERVE GOOD RESPONSIBLE DISPOSABLE PRODUCTS

These certification and classification programs help to support environmental efforts such as waste reduction, conservation of natural resources, energy savings and reductions in greenhouse gas emissions.

20% ↑ SERVE GOOD RESPONSIBLE DISPOSABLE PRODUCTS SINCE 2018

*Certain jurisdictions may have specific housing requirements for egg-laying hens and US Foods® requires its suppliers to comply with applicable laws.
**US Foods may consider and use additional third-party certifications on a per product basis.

MONOGRAM®
CLEANING
DISPOSABLES
WE HAVE INCREASED THE NUMBER OF OUR SERVE GOOD RESPONSIBLE DISPOSABLES PRODUCT OFFERINGS BY MORE THAN 20% SINCE 2018.

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SERVE GOOD® WASTE REDUCTION

More operators are seeking products that specifically contribute to upstream waste reduction based on how they are sourced and/or manufactured. Products that fall into the Reduce Waste pillar of our Serve Good® program include items produced by facilities that have significantly reduced manufacturing waste associated with those items, products that create a new form of value, and products that reduce the amount of material that enters the waste stream.

THE MENUS OF CHANGE® UNIVERSITY RESEARCH COLLABORATIVE (MCURC)

Our Serve Good program product portfolio is managed to meet the nutritional and environmental preferences of our customers, many of which align with Menus of Change Principles for Healthy, Sustainable Menus. As an ongoing sponsor of the Menus of Change® University Research Collaborative (MCURC) since 2020, US Foods® helps support this nationwide network of colleges and universities using campus dining halls as living laboratories for behavior change. The MCURC is focused on multi-site research agenda to advance plant-forward diets, reduce food waste and understand the drivers of consumer food choices.

SPOTLIGHT ON HILLTOP HEARTH® PUB GRAIN HAMBURGER BUN AND OUR FIRST UPCYCLED CERTIFIED™ PRODUCT OFFERING

In 2020, we became one of the first major broadline foodservice distributors to become a member of the Upcycled Food Association (UFA). UFA is a nonprofit focused on reducing food waste by growing the upcycled food economy. Upcycled products prevent food waste by transforming ingredients intended for landfill or non-food uses to be incorporated into various food products. Since joining UFA, we have been collaborating on innovation and certification opportunities.

We launched our first Upcycled Certified™ product in our Spring Scoop™ magazine in March 2022, the Hilltop Hearth Pub Grain Hamburger Bun.* The bun is made with spent grain flour, a byproduct of the beer brewing process. The spent grain is a blend of barley, wheat and rye, and the result is a bun that has a traditional dense crumb texture with mild earthy and sour notes.

*Certified to meet the Upcycled Certified™ Standard, it contains upcycled spent grain flour, a byproduct from the beer brewing process, which otherwise would have gone to waste or non-food uses.

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WELL-BEING

Today's consumers are more deliberate and conscientious about their dining choices and seek products with simple and authentic ingredients, as well as products that can satisfy specific dietary preferences. Our Well-Being pillar strives to support these needs by offering a growing portfolio of Exclusive Brand products with clean and simple ingredients, plant-forward attributes or positive nutrient claims.

1,250+ WELL-BEING PRODUCTS

CLEAN LABELS AND SIMPLE INGREDIENTS

US Foods® introduced the Unpronounceables List™ initiative in response to the growing diner demand for products with simpler, more recognizable ingredients in 2017. All Metro Deli®, Rykoff Sexton®, Chef's Line® and Stock Yards®* Exclusive Brand products are produced with clean label profiles by avoiding, removing or replacing certain ingredients and food additives found on our Unpronounceables List. We offer more than 1,200 products that meet our Unpronounceables List initiative guidelines.**

PLANT-FORWARD PRODUCTS

We continue to offer a variety of Exclusive Brand plant-based, vegetarian and vegan products. These include plant-based beverages, plant-based meat alternatives such as burger patties, meatless crumbles and meatless breaded boneless wings, and vegan products like our quinoa crumbles.

- We define plant-based as a finished product that is made with ingredients derived from plants — including vegetables, fruits, whole grains, nuts, seeds and/or legumes. Additionally, fungi and algae, although not technically plants, will also be considered as plant-based ingredients. Products eligible are meat, fish and seafood, and egg and dairy alternative products that do not contain any animal-derived ingredients. Ingredients that are not of plant or animal origin are permitted
- To be considered vegetarian by US Foods, the product cannot contain any ingredients that are of animal origin, except that milk, eggs, honey and beeswax may be used. Our suppliers make reasonable efforts to avoid cross-contact with other animal-based ingredients
- To be considered vegan by US Foods, the product must not contain any ingredients that are of animal origin, including milk, eggs, honey, beeswax or gelatin. Our suppliers make reasonable efforts to avoid cross-contact with animal-based ingredients

FUNCTIONAL FOODS

US Foods defines Functional Foods as food or beverage products containing a positive benefit, inherent or added. Launched in 2021, our functional food portfolio includes products that contain at least one positive nutrient content claim to help contribute to a balanced lifestyle. Positive nutrient content claims may include claims such as "excellent source of vitamin D" or "excellent source of fiber," for example. Products under the Functional Foods pillar include our Chef's Line® Gluten-Free Quinoa, Green Chickpea, Kale and Edamame Blend; our Roseli® Premium Gluten-Free 100% Red Lentil Rotini; and our Harbor Banks® Roasted Garlic Lemon Salmon Patty.

WE OFFER 1,200+
UNPRONOUNCEABLES LIST™ PRODUCTS.
GUACAMOLE
PRODUCT OF MEXICO
NET WT.
2 OZ (56 g)
PEEL

*Does not include product marketed and sold by third-party licensees.
**Processing aids and potential cross-contact during production are not in scope for this program.

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FOOD SAFETY AND QUALITY

As one of the largest foodservice distributors in the U.S., food safety and quality are top priorities in our facilities. We regularly review our food safety and quality processes to help drive continuous improvements.

FOOD SAFETY AND QUALITY OVERSIGHT

The Audit Committee of the Board oversees our food safety and quality programs, and receives quarterly updates on programming and metrics from our Associate General Counsel of Product Integrity and Innovation and our Vice President of Food Safety and Quality Assurance. Both have responsibility for the day-to-day management of food safety and quality matters, with oversight from our General Counsel and our Chief Commercial Officer.

FOOD SAFETY AND QUALITY EXPERTS

We employ food safety and quality experts to train and support our facility staff in important food safety and quality practices, oversee food safety and quality across our supply chain, and help ensure ongoing compliance with applicable food safety and quality laws and regulations. These experts hold certifications in key food safety and quality areas, such as Preventive Controls Qualified Individuals, Hazard Analysis Critical Control Point (HACCP) and Seafood HACCP.

We provide ongoing training for all Food Safety and Quality Assurance associates to help ensure that we consistently deliver on our commitment to food safety and quality. Role-specific food safety training is also provided annually for associates who have direct product touch points with potential food safety impacts across the enterprise.

100% OF ALL US FOODS®-OWNED-AND-OPERATED PRODUCTION AND DISTRIBUTION FACILITY ASSOCIATES WITH DIRECT FOOD SAFETY RESPONSIBILITIES ARE PROVIDED WITH ANNUAL FOOD SAFETY TRAINING

Our regulatory experts monitor applicable federal, state and local regulatory requirements to help us plan for changes in food and non-food product requirements – including evolving requirements for product traceability, animal housing, packaging, labeling and sustainability – so we can adjust our products and our supply chain efficiently when needed.

FOOD SAFETY AND QUALITY IN OUR FACILITIES

Our facilities receive annual, independent, third-party audits to ensure we are meeting strict food safety and quality requirements. These include requirements under the Food Safety Modernization Act, which aims to strengthen the U.S. food safety system, and other third-party standards, such as Global Food Safety Initiative standards.

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US FOODS® SUPPLIERS

We screen suppliers on the basis of their ability to provide safe, quality products. All Manufacturer Brand and Exclusive Brand suppliers to US Foods® are required to operate in full compliance with applicable laws and regulations, including applicable regulatory requirements set forth by the United States Department of Agriculture and the Food and Drug Administration (FDA), and in line with our expectations, as explained in our Responsible Sourcing and Supplier Code of Conduct.

For manufacturers supplying Exclusive Brand products, there are additional food safety and quality requirements, as outlined in our Exclusive Brand Supplier's Manual. We detail the food safety and quality systems that must be developed, maintained and validated to grow, manufacture, process, pack, store and distribute our Exclusive Brand products. In addition, manufacturers that produce Exclusive Brand products must be certified to Global Food Safety Initiative standards, and in compliance with US Foods food safety and quality requirements. Periodic Exclusive Brand supplier audits are executed by US Foods as appropriate, and any Exclusive Brand suppliers found to be out of compliance are required to implement corrections or are removed from supplying Exclusive Brand products.

US Foods conducts periodic field audits specifically focused on produce items, to help verify that selected fruits and vegetables are produced, packed, handled and stored safely to reduce the risk of microbial hazards. These sampling audits check for compliance with the FDA's guidance on reducing microbial safety hazards in fresh fruits and vegetables, as well as industry-recognized food safety practices.

COMMITMENT TO TIMELY AND EFFECTIVE RECALL PROCEDURES

Despite the many safety precautions taken by our suppliers and our company, product recalls occasionally are necessary. When they happen, we are prepared with a product recall and recovery program that promptly identifies and contacts affected customers and initiates the product recovery in our facilities.

PARTNERSHIPS

US Foods is a proud member of the following industry groups, engaging with them on evolving industry food safety and quality considerations:

- American Meat Science Association
- Beef Industry Food Safety Council
- Better Seafood Board
- Global Seafood Alliance
- International Foodservice Distributors Association
- National Fisheries Institute
- National Restaurant Association
- North American Meat Institute
- Produce Marketing Association
- United Fresh Produce Association

LECHUGA ICEBERG
24 CUENTA
ICEBERG LETTUCE
CROSS VALLEY FARMS

PEOPLE

At US Foods®, we strive to make a positive difference in the lives of our associates and in the communities we serve. This means fostering an inclusive and dynamic workplace where our associates can grow and thrive. Initiatives that support this work include enhancing training and benefits, growing our diversity and inclusion efforts, maintaining a safe workplace and investing in our communities through philanthropy and volunteerism.

US. FOODS
US. FOODS
US. FOODS

24 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

CREATING AN ENGAGED AND DYNAMIC WORKPLACE

ON-THE-JOB DEVELOPMENT

In 2021, our focus on technology, training, mentoring and on-the-job development guided our response to a challenging labor environment. We launched a network-wide CDL driver training program. We responded to the need to accelerate the productivity of our new associates by reducing the ratio of trainees to trainers and rolling out new scanning technology for our warehouse teams. This new technology helped capture up to 5% increased productivity and 80% mis-pick reduction. Additionally, our deployment of new proof of delivery devices for our drivers shortened driver training time and improved delivery scan rates by 130 basis points.

RECRUITING TOP TALENT

At US Foods®, we strive to build effective and dynamic teams to deliver the service our customers count on to run their businesses every day. To identify and attract top talent, our Centralized Talent Acquisition team works with hiring managers to understand the requirements of open positions across the company and place the most qualified candidates, offering competitive compensation, benefits packages and opportunities for career growth and development.

Equally paramount to our recruitment efforts is our robust campus recruiting program, which works to establish ongoing strategic partnerships with select colleges and universities and supports on-campus engagement initiatives – including career fairs, workshops, information tables, networking events, classroom presentations and event sponsorships. The cornerstone of our campus recruitment plan is our US Foods Corporate Internship Program, which offers competitive compensation and helps attract and develop future leaders by delivering best-in-class experiential learning opportunities. In 2021, we made full-time job offers to 76% of our interns.

IN 2021, IN RESPONSE TO DRIVER SHORTAGES, WE CREATED OPPORTUNITIES FOR WAREHOUSE ASSOCIATES TO RECEIVE TRAINING TO BECOME CDL CLASS A DELIVERY DRIVERS.

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TRAINING AND DEVELOPMENT

At US Foods®, we believe investing in our associates to help them reach their full potential is critical to our success. Through training, mentoring and on-the-job development, we enable our associates to learn and grow while optimizing their skills and core competencies. Our development programming is designed to support associates at all levels of our organization, and ranges from live seminars to online remote learning resources, featuring courses taught by leading industry experts.

Gateway to Leadership, Aspire to Lead and Aspire to Grow are among our signature development programs. Designed for new people managers and high potential leaders, these programs are focused on strengthening leadership capabilities and providing networking opportunities with leaders across the organization, both in the classroom and on the job.

Additional training and development programs include:

- **E-Cademy:** Provides associates with a large library of learning resources, including LinkedIn Learning and getAbstract, to develop a variety of skills aligned with the US Foods business strategy and Cultural Beliefs
- **Institute for Management Studies:** Sponsors monthly, one-day business and leadership seminars across the country led by best-selling business authors and award-winning professors from top MBA and Executive Education programs
- **Disrupting Bias Training:** Enables associates to identify implicit biases, understand their impact and eliminate potentially discriminatory behaviors to become stronger leaders of our diverse workforce
- **Sales Readiness:** Provides new Selling Associates with tools, resources and peer networking to help them succeed
- **Selector Onboarding:** Prepares Warehouse Selectors to be successful through training on safety, accuracy and performance standards
- **Leadership Foundations:** Helps Sales Managers and Supply Chain Supervisors and Managers effectively lead and grow their teams

6,000+ ASSOCIATES ACCESSED ONLINE TRAINING RESOURCES IN 2021

SPOTLIGHT ON A NEW WAY OF WORKING

Adjustments to our work environment brought on by COVID-19 restrictions created opportunities to reimagine how our teams and individual associates collaborate, learn and thrive while maintaining balance and navigating change. In 2021, we announced our new Way of Working to offer associates greater flexibility in where and how they work, based on the needs of their roles. The rollout of the new Way of Working marks the introduction of a hybrid work model where our offices and on-site facilities will continue to play an important role in providing us with space to come together for in-person development, team-based initiatives and other key moments, while preserving the ability of associates to work remotely. Associates at all levels of the organization have been equipped with trainings, resources and guides to help them make the most of our Way of Working, and leverage the increased flexibility and opportunities for face-to-face collaboration to support their career and development goals.

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ASSOCIATE ENGAGEMENT SURVEYS

We know that when associates are engaged and actively involved in shaping our culture, we are positioned to deliver excellence for our customers and colleagues. Led by our Culture and Engagement team, our annual Associate Engagement Survey and regular Pulse Survey programs empower our associates to provide important feedback that enables us to implement positive changes across our company and enhance associate experiences. These surveys, along with onboarding surveys, exit surveys and regular associate roundtables, help us continually improve how we demonstrate our Cultural Beliefs and support other focus areas such as safety, manager effectiveness and customer service.

17,000+ ASSOCIATE SURVEY RESPONSES SUBMITTED IN 2021

In 2020, to enhance two-way dialogue between associates and our Executive Leadership Team, we introduced quarterly "Open Mic" townhall meetings, where associates across the country are invited to raise questions and concerns directly to leadership and have them addressed in real time. These meetings have served as an opportunity to both increase transparency and communication around the ever-evolving challenges of the COVID-19 pandemic and to gather feedback from associates year-round. In direct response to feedback from associates expressing strong preference for more flexible work arrangements as we transition back to our offices, we announced the rollout of our new Way of Working—a hybrid work model that allows for associates to come together safely at our on-site facilities for key moments, while preserving their ability to work remotely.

In light of business challenges uniquely impacting our frontline associates, we also conducted a 2021 Pulse Survey specifically targeting our Operations and Sales teams. This survey was designed to boost response rate and participation among associates in essential roles, and better understand the factors impacting turnover and engagement in that part of the business. Feedback shared by frontline personnel served as a starting point to guide associate roundtables and specific action plans for affected markets.

TOP WORK PLACES 2021 Chicago Tribune

SPOTLIGHT ON 2021 TOP WORKPLACES HONOR FROM THE *CHICAGO TRIBUNE*

US Foods® was named as a 2021 Top Workplace by the *Chicago Tribune*. This honor recognizes companies in the Chicago area that create and sustain a positive and productive culture for their employees. The Top Workplaces list is based solely on anonymous associate feedback gathered through a third-party survey that uniquely measures 15 components of engaged cultures that are critical to the success of any organization, including alignment, execution and connection. Some of the top scoring survey items gathered from US Foods' Rosemont-based associates related to associates feeling well-informed about decisions and having managers who care and encourage different points of view. Collaboration and inclusivity were some of the most common words used to describe the US Foods culture.

"It is an honor to be recognized as a Top Workplace by the Chicago Tribune, especially when the judges are our valued associates. At US Foods, we are committed to creating an inclusive and dynamic workplace where our associates can grow and thrive and a culture where our associates know they matter and that their voices are heard."

David Works,
Executive Vice President and Chief Human Resources Officer

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ASSOCIATE BENEFITS

Our approach to benefits is founded on a whole-person perspective. This means we recognize that associates have interests, needs and commitments outside of the workplace, and we are committed to providing compensation and benefits to support them across multiple aspects of life. Our associate benefits are available to all full-time US Foods® associates and promote physical, mental, social and financial well-being. We offer a comprehensive program, which includes a variety of medical and dental plans, plus voluntary benefits like vision and critical illness protection, and no-cost benefits, including paid time off, tuition reimbursement, associate assistance programs, and tools and resources to help associates make informed healthcare decisions. Our maternity and family benefits are designed to support the entire parenthood journey, and include two weeks of paid parental leave for all eligible associates, regardless of gender, as well as adoption and surrogacy assistance and childcare management services.

We are proud to offer innovative, no-cost wellness programs focused on helping associates with healthcare challenges, such as back and knee pain, smoking cessation, child and elder care, sleep management, stress and anxiety. As a food company, we understand the importance of quality nutrition and its connection to good health and optimal job performance, and additionally offer programs relating to diabetes and weight loss. In 2021, we also introduced GIThrive, an all-in-one digital gut health program, to provide associates access to nutrition resources, education and a 24/7 expert care team to support digestive health. Also in 2021, to further support the mental and emotional well-being of associates as they continued to work through the COVID-19 pandemic, we rolled out Daylight, a science-backed, clinically proven app built by leading mental health experts to help users gain control over worry and anxiety.

In addition to our health, welfare and paid time off benefits, 100% of our associates are eligible to participate in our 401(k) plan, which includes access to financial planning advice, as well as our employee stock purchase plan, through which they can purchase company stock at a discount of 15%.

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ENHANCED COVID-19 BENEFITS

To support our associates during the ongoing COVID-19 pandemic, we provided additional benefits, including enhanced leave for associates who are ill with COVID-19 or taking care of loved ones with COVID-19 at home. We also offered free COVID-19 testing for associates in qualified situations to facilitate a safe return to work, and throughout 2021, we partnered with third-party vendors like Walgreens and Hy-Vee to host more than 90 on-site vaccination clinics for associates and their families.

US.
FOODS

wondr
HEALTH

SPOTLIGHT ON WONDR HEALTH

Wondr (formerly Naturally Slim) is a no-cost, online weight loss program available to all full-time US Foods® associates and dependents. Through the program, participants learn how to lose weight in a healthy, sustainable way and reduce their risk of developing serious conditions like diabetes and heart disease, all while enjoying their favorite foods. Wondr is accessible via computer and mobile device, so associates can complete it whenever and wherever it's most convenient.

"I was miserable and was struggling just to walk from my car to my office at work. I couldn't go to the store with my kids without getting an electric scooter to sit on. I also had to beg others to walk my dogs because my back and knee pain were too severe to do any physical activity.

Wondr has empowered me to make lifestyle changes that will last forever. I am currently in the final stage of the program and have lost 86 pounds since February 2021 when I downloaded the app. I am commuting to work via my bicycle each day which is 10 miles round trip. I can walk again and am currently getting 10,000 steps in a day, my blood sugar has decreased from 296 to 85, and my blood pressure is down from 145/100 to 120/80. Most importantly, however, I am happy again and back to enjoying life.

My goal is to lose 73 more pounds, and Wondr has given me the confidence to know that I will reach it and be able to keep the weight off this time."

Jason Thornton,
2021 Wondr Participant

29 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

EMBRACING DIVERSITY AND INCLUSION

At US Foods®, we believe that success and innovation are only achieved when all voices and perspectives are heard and valued. We perform at our best by connecting with associates, customers and communities in ways that embrace diversity of all kinds, including, but not limited to, diversity of race, ethnicity, culture, gender identity, age, sex, sexual orientation, disability and experience. As a company, we are committed to fostering an environment that is engaging and inclusive, developing diverse talent at all career levels and offering products and consultative services to support business growth in diverse communities. These efforts are led by our Chief Human Resources Officer, with strategic oversight from our D&I Executive Leadership Council, composed of US Foods executive leaders responsible for key initiatives.

OUR DIVERSITY AND INCLUSION STRATEGY

Our commitment to diversity and inclusion is grounded in three strategic areas of focus through which we continue to work toward a more equitable future:

1. **Creating a more inclusive work environment** where everyone feels safe and valued and their voices matter
2. **Increasing the diversity of our workforce and leaders** by investing in programs to build a diverse talent pipeline and accelerate the development of diverse associates
3. **Supporting diverse communities and businesses** by enhancing our outreach and sharing who we are and what we stand for

We are proud to put our support behind the CEO Action for Diversity and Inclusion CEO pledge. In 2021, Pietro Satriano, our CEO, signed the pledge to showcase his personal commitment to ensuring the advancement of diversity, inclusion and equity in our workplace. The pledge outlines specific actions that Pietro, alongside more than 2,000 signatory CEOs, will take to cultivate trusting, collaborative, equitable and inclusive environments for all associates.

SPOTLIGHT ON Q&A WITH LOURDES DIAZ, VICE PRESIDENT OF DIVERSITY AND INCLUSION

Tell us about your role and responsibility at US Foods.

As Vice President of Diversity and Inclusion (D&I), I lead our strategy and roadmap to embed the practice of D&I across the enterprise and our entire associate experience. This includes capability building, Employee Resources Groups, external relations, D&I in the sales life cycle, and metrics and reporting.

Can you share a bit about your personal journey with Diversity and Inclusion?

From a young age, I was sensitive to the unique cultural traits and challenges of my large Puerto Rican family and the diverse communities of inner-city Chicago where I was born and raised. I've always believed that we can uplift diverse communities by providing education and access, and corporate America has helped lead the way. Throughout my 30-year career, I have sustained my sense of purpose in this regard both personally and professionally, overcoming common barriers faced by Hispanic women in business. Today, I am delighted to lead our D&I efforts at US Foods, partnering with our associates and leaders to be the best we can be.

How has Diversity and Inclusion evolved at US Foods, and where do you see it heading in the future?

We've always recognized the importance of diversity and inclusion as a business imperative, and more importantly, as the right thing to do. We are currently focused on increasing awareness of D&I challenges and solutions within our workplace and communities, while simultaneously implementing programs and initiatives that will strengthen our inclusive culture. Looking ahead, we are working to further embed D&I best practices into the fabric of who we are as a company. I believe that as we continue on this path, we are poised to become a leader in workplace diversity, equity and inclusion, fostering a strong sense of inclusion in the way we live and work.

30 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

CREATING AN INCLUSIVE WORK ENVIRONMENT

Our success relies upon our diverse workforce. At US Foods®, we strive to create a dynamic workplace and equitable environment where all associates can grow and thrive. We cultivate a culture of inclusion through programs like our interactive Disrupting Bias Training, which provides a common framework for recognizing and addressing bias in the workplace, and our Respectful Workplace training, which promotes respectful communication and greater inclusion.

In 2021, US Foods announced a new partnership with Diversity Best Practices (DBP) to drive efforts around creating a more inclusive, impactful and innovative workplace.

EMPLOYEE RESOURCE GROUPS

US Foods company-sponsored Employee Resource Groups (ERGs) are associate-led communities that work to strengthen networking among colleagues, further personal and professional development and promote diversity and inclusion.

Since its inception, our ERG program has grown to include more than 2,000 members across nine ERGs. In 2020, we expanded the program from our corporate offices to all US Foods® locations across the country, enabling participation from our field and frontline associates. Today, more than 20% of our ERG leaders are field associates. Leveraging virtual tools and resources, our ERGs conducted nearly 100 company-wide events throughout 2021, ranging from heritage month celebrations to educational forums encouraging dialogue on issues of race and diversity in and outside of the workplace.

Today, we continue to grow the impact and engagement of our nine ERGs, which include:

- ADAPT (Ability and Disability Allies Partnering Together)
- BRIDGE (Black Resource for Inclusion, Diversity, Growth and Empowerment)
- Collective Asian Network
- HOLA (Hispanic Organization for Leadership Advancement)
- LINK-UP (Linking Information, Networks and Knowledge)
- MERGE (Multigenerational Empowerment Resource Group for Employees)
- Pride Alliance
- Those Who Serve – Military ERG
- Women in Network

The Global ERG Network honored our Black Resource for Inclusion, Diversity, Growth and Empowerment with a 2021 Top 25 ERG Diversity Impact Award. Executive sponsor and US Foods' CFO Dirk Locascio was honored as a 2021 Diversity Impact Awards Executive Sponsor of the Year.

US FOODS | ADAPT
ABILITY & DISABILITY ALLIES PARTNERING TOGETHER

SPOTLIGHT ON ADAPT (ABILITY AND DISABILITY ALLIES PARTNERING TOGETHER)

US Foods associates came together in 2021 to form our newest ERG, ADAPT, which stands for Ability and Disability Allies Partnering Together. ADAPT's mission is to be a strategic partner with our leadership teams and associates to advance awareness, understanding and inclusion of people identifying as having visible, invisible, physical, intellectual or developmental disabilities. ADAPT fosters a safe environment for dialogue about what it's like to live with a visible or invisible disability, and strives to increase appreciation and accommodation for people with disabilities through advocacy and allyship. ADAPT also extends services, resources and support to associates who are caregivers, partners and allies.

"As a mother of a 13-year-old son with autism, I've seen firsthand the misjudgments, inequities and hardships that come from people who are afraid of what they don't understand. ADAPT seeks to educate colleagues and leaders on visible/invisible disabilities and how to support associates and foster allyship."

Catina Jenkins,
ADAPT President

31 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

WORKFORCE DIVERSITY

RECRUITING AND SUPPORTING DIVERSE TALENT

A key component of our diversity and inclusion strategy is our commitment to increasing the diversity of our workforce and leaders. As of January 2022, 54% of our associates are women or people of color, up from 51% in 2020. This increase is reflective of improvements made to our hiring practices, which resulted in women or people of color representing 40% of leadership new hires and 57% of manager new hires during 2021.

We know that diverse and inclusive leadership is fundamental in bringing a breadth of experiences and perspectives to the work we do every day. Through development programs for diverse associates and external recruiting partnerships to reaching out to diverse candidates, we have been working to broaden diversity among our director-level and above leadership. In 2021, we set a goal to fill 40% of our new or open leadership roles with diverse candidates and subsequently enhanced our hiring process to further diversify our candidate slates. This effort, in conjunction with other complementary initiatives, has resulted in 39% of new or open leadership roles being filled by women or people of color in 2021. We believe our development programs and improved hiring strategies leave us well-positioned to continue expanding our workforce and leadership diversity.

54% OF OUR ASSOCIATES ARE WOMEN OR PEOPLE OF COLOR, UP FROM 51% IN 2021

39% OF OUR NEW OR OPEN LEADERSHIP ROLES WERE FILED BY WOMEN OR PEOPLE OF COLOR IN 2021

2021 WORKFORCE DIVERSITY METRICS (AS OF 01/01/2022)

BOARD OF DIRECTORS	20% WOMEN	10% PEOPLE OF COLOR
LEADERSHIP (DIRECTOR AND ABOVE)	27% WOMEN	9% PEOPLE OF COLOR
MANAGERS	40% WOMEN	18% PEOPLE OF COLOR
ALL ASSOCIATES	19% WOMEN	41% PEOPLE OF COLOR

32 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

MILITARY RECRUITING

US Foods® proudly hires veterans, guards and reservists across all our locations and at every level of the company. Critical to driving workforce diversity, our military recruiting program is designed to attract military talent through strategic partnerships, outreach and recruiting practices. Throughout 2021, US Foods joined forces with the Hire Purpose recruiting platform, specifically targeted toward promoting open roles to transitioning service members, veterans and military spouses seeking career opportunities and resources. As of December 31, 2021, 6% of associates have identified as veterans.

LEARNING AND DEVELOPMENT TO FOSTER A DIVERSE WORK ENVIRONMENT

Our signature leadership development programs are designed to develop inclusive leadership skills to support equitable team building, collaboration and decision making. In 2020, we launched interactive Disrupting Bias Training to foster open communication and to provide our leaders and associates at all levels of the business with a common framework for recognizing and addressing bias in the workplace. The training has been completed by 93% of senior leaders, and continued to be rolled out to associates company-wide during 2021.

Our signature Gateway to Leadership, Aspire to Grow and Aspire to Lead training programs prepare diverse leaders for greater responsibility and are catered to high-potential leaders and new people managers. Additionally, our Learning Partners program, launched in 2019, matches diverse, high-potential US Foods® leaders with other senior leaders throughout the company to facilitate one-on-one, two-way learning and mentoring.

Aligned with our commitment to developing and increasing diverse representation in our leadership, we launched a Women In Leadership program in 2021. The program aims to expand senior women's networks and build their skills in relevant areas. Networking opportunities include panel discussions with key female leaders and regular connections with a networking group of women leaders. More than 80 senior women participated in the program in 2021.

WOMEN'S FOODSERVICE FORUM (WFF)

WFF provides the research, insights and best practices to help food companies address the pressing need for talent and increased business performance by realizing the full potential of female leaders. US Foods is proud to be a long-standing sponsor of the WFF Leadership Conference, contributing annually to the success of this initiative.

In March 2021, 100 women and female-identifying US Foods associates attended the annual WFF conference. More than 3,000 women attend the conference each year, including representatives from across the foodservice industry. This year, the conference was entirely virtual and focused on professional development, giving attendees an opportunity to learn from top executives across the food industry.

1,100 US FOODS WOMEN HAVE PARTICIPATED IN WFF SINCE 2010

"It was an amazing event. I feel fortunate to have participated during this extraordinary year. My favorite part of the conference was participating in the breakout sessions with US Foods leaders; it was insightful to hear the panelists describe the ways in which their leadership skills have grown throughout their career. The conference inspired me to do more and be more."

Dawn Frider,
Regional Food Safety and Quality Assurance Manager

33 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

SUPPORTING DIVERSE COMMUNITIES AND BUSINESSES

As a company, we hope to contribute to a more equitable and inclusive future through the way we support our local communities and do business. By increasing the diversity of our suppliers, we are enhancing our product offerings and supporting economic growth among diverse businesses and populations. Additionally, our outreach to diverse communities allows us to make a meaningful difference in the lives of others, reaching beyond our workplace to support the underserved.

EXPANDING OUR US FOODS® SCHOLARS PROGRAM

We touch our communities through our signature US Foods® Scholars program, which supports the pipeline of diverse talent entering the restaurant industry by providing financial assistance and professional development opportunities to outstanding, underserved students pursuing culinary and hospitality careers. In 2021, to further our commitment to diversity and inclusion in the program and across our industry, we expanded US Foods Scholars to students at two historically black colleges and universities (HBCUs), Bethune Cookman University in Daytona Beach, Florida, and Lawson State Community College in Birmingham, Alabama. Learn more about the US Foods Scholars program on page 38 of this report.

$1.8B+ SPENT WITH 1,950+ SMALL BUSINESSES ACROSS THE U.S.[1]

$655M+ SPENT WITH 500+ DIVERSE SUPPLIERS[1,2]

SUPPLIER DIVERSITY EFFORTS

We strive to source our products from a competitive and diverse supplier base to continue to grow our economic impact on diverse communities across the U.S. We define diverse suppliers as suppliers that are owned and operated by a diverse spectrum of people, consisting of women, minorities, veterans, LGBTQ+ and individuals with disabilities. Our supplier diversity efforts are driven by a dedicated supplier diversity lead who collaborates with subject matter experts across the business, as well as customers and suppliers, to develop supplier sourcing strategies and secure data to make informed choices. We also maintain strategic partnerships to support and grow our efforts.

This work is enhanced by our US Foods Supplier Diversity Council, a cross-functional team within the organization that works to increase the diversity of our supplier base. In 2021, the Supplier Diversity Council members engaged with suppliers, gathered customer perspectives and collaborated with industry groups to advance our Supplier Diversity sourcing strategy.

We currently work with a wide range of diverse suppliers and are increasing our diverse supplier network through memberships with organizations like the National Minority Supplier Development Council; the LGBT Chamber of Commerce of Illinois; and Disability:IN, the leading nonprofit resource for business disability inclusion worldwide. US Foods is also represented on the board of the Food and Beverage Industry Group, an organization historically focused on enhancing supplier diversity across the industry. In 2021, we joined the Women's Business Development Center and the Women's Business Enterprise National Council to continue to enhance our diverse supplier database.

[1]Figures include trade and indirect spend with Tier I suppliers.
[2]Reflects increased spend with existing and new diverse suppliers, as well as improved identification of certified suppliers through our memberships in National Minority Supplier Development Council ("NMSDC") and Women's Business Enterprise National Council ("WBENC").

34 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

ASSOCIATE SAFETY

At US Foods®, we are committed to ensuring that our associates, customers, business partners and the members of the public with whom we interact every day are provided with a safe and hazard-free environment. Through our Get Home Safe campaign, we are committed to continuously driving an enhanced safety culture built on education, awareness and associate engagement. The campaign, which is a touchstone for meaningful conversations about safety, outlines actions aimed at reducing risks and improving safety routines.

MAINTAINING OUR COVID-19 SAFETY EFFORTS

Since the beginning of the pandemic, US Foods has adhered to specific protocols and procedures in all of our facilities to help protect our associates, customers and communities from the spread of COVID-19. In 2021, these included illness prevention guidelines that require associates to stay home if they are sick or have symptoms associated with COVID-19; wellness checks before entering any US Foods facility; requirements for all associates, including fully vaccinated associates, to wear masks while indoors at US Foods' facilities located in high transmission areas as designated by the CDC; and enhanced hygiene and cleaning procedures in all facilities. Throughout the year, we also provided associates with personal protective equipment and cleaning and sanitizing products; and implemented protocols for managing COVID-19 cases, including isolating impacted associates from our facilities, conducting a traceback interview with associates who have tested positive, notifying any associates and customers with whom they came into close contact and conducting enhanced cleaning procedures. In addition, we partnered with third-party vendors like Walgreens and Hy-Vee to host more than 90 on-site vaccination clinics for associates and their family members who wanted to receive a vaccine.

SAFETY IN OUR FACILITIES

Our safety team is composed of annually trained professionals and first responders focused on improving safety engagement and performance throughout our field operations.

The personal safety of our associates is always our top priority, with incident preparedness top of mind. For example, our case weight reduction initiative is aimed at reducing the weight of our heaviest cases of product to help mitigate foreseeable physical and ergonomic handling hazards. Our Safety Performance Teams, composed of warehouse and transportation leaders and associates, help identify safety solutions, execute safety routines and monitor metrics to gauge improvement over time.

CROWN

35 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

SAFETY IN OUR FLEET

We employ rigorous practices and technology to increase the safety of the more than 6,500 drivers who operate our fleet. We partner with SambaSafety® to continuously monitor our drivers' motor vehicle records and employ the Lytx® DriveCam® safety program in all of our vehicles to identify safe and coachable driving behaviors.

In 2021, US Foods® continued a multiyear upgrade of our DriveCam system to Lytx ActiveVision®, which we expect to be completed by the end of 2022. ActiveVision uses a multi-camera, video-event capture function to alert drivers to driving patterns consistent with distracted or drowsy driving. As we add new trucks to our fleet, we are increasingly turning to those with advanced driver assistance systems, like Detroit Assurance® 5.0, which enhances safety through Active Brake Assist and Adaptive Cruise Control. Similarly, some of our new trucks are equipped with Bendix Wingman Fusion collision mitigation technology, which uses sensor data and analysis to anticipate traffic patterns and reduce speed, activate braking action or auto-resume cruise control as needed.

To supplement advances in our fleet technology, we are continuing to refine our Driver Safety Program (DSP) for implementation across all US Foods markets. We know that trained and well-equipped drivers are our first line of defense when it comes to transportation safety. The DSP is designed to consistently set safety expectations for associates who operate our vehicles, while providing an accountability model to help them return home safely at the end of each shift.

In 2021, US Foods rolled out new, safety-enhanced uniforms to our truck drivers to better ensure safety during product transport and delivery. The new uniforms, designed in partnership with Cintas over a nearly 20-month process, feature high-visibility orange coloring as well as a reflectivity bar across the chest to support work in low-light conditions. These features are aligned to American National Standards Institute safety standards and have been incorporated across all driver uniform components, including polo shirts, woven long-sleeve shirts and fleeces.

DRIVER SKILLS COURSE

By leveraging Continuous Improvement (CI) principles, US Foods associates address safety needs with greater efficiency and share best practices across the network. In 2019, several leaders and associates at our distribution center in Seabrook, New Hampshire, spearheaded the development of a driver skills course specifically intended for use by new hires and drivers who have been in accidents or incidents.

While on the course, drivers are accompanied by trainers who provide real-time coaching and feedback to help them hone their professional skills in a controlled environment. The Seabrook team achieved a reduction in their accident frequency rate following the introduction of the course. In 2020, their driver skills course was rolled out to US Foods facilities across the country to further develop our strong, associate-led safety culture built on CI principles.

In 2021, 18 US Foods drivers were named to the International Foodservice Distribution Association Truck Driver Hall of Fame. Hall of Fame inductees are honored for their exceptional safety records and longevity of service, including 25 years or more without an accident. As part of our 2021 National Truck Driver Appreciation Week celebration, we also honored six elite US Foods drivers with more than 40 years of accident-free service.

36 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

HELPING OUR COMMUNITIES

As a national foodservice distributor, US Foods® is uniquely positioned to make a meaningful difference in the world around us by donating our time and resources. We are privileged to be able to give back to the communities in which we live and work, harnessing the power of food to empower people with nourishment and opportunity. To that end, our philanthropic efforts and associate volunteerism are centered around hunger relief and culinary education for underserved students.

HUNGER RELIEF

The USDA estimates that nearly 40 million Americans struggle with food insecurity. That's why, as a Feeding America Leadership Partner, US Foods provides year-round support to food banks and other hunger-fighting nonprofits across the country in the form of financial contributions and donations of product. Since 2007, US Foods has donated approximately 160 million pounds of food and supplies to aid community hunger relief efforts. This work is supplemented by associate engagement campaigns throughout the year, during which our associates generously volunteer their time and make personal donations to support our collective philanthropic mission and give back in their local communities.

~160M POUNDS OF FOOD AND SUPPLIES DONATED SINCE 2007

In September 2021, US Foods teams across the country came together to participate in our fifth annual Hunger Action Month campaign benefitting Feeding America's network of more than 200 food banks and 60,000 partner agencies. During the month-long initiative, associates worked together to build hunger awareness, conduct virtual and in-person volunteer activities, and contribute to the company's first ever virtual food drive on behalf of six hunger-fighting organizations selected by the company's Employee Resource Groups. Through these efforts and a company-matching gift, associates helped raise the equivalent of more than 240,000 meals for Feeding America.

To close out the year, associates also teamed up for our annual Giving Gratitude Holiday Campaign, which invited participants to share what they are grateful for throughout the holiday season using the hashtag #GivingGratitude to trigger a company donation to Feeding America. Associates were also encouraged to make personal contributions to Feeding America, which were matched dollar for dollar by the company. By the end of the campaign, associate efforts resulted in a donation of nearly $30,000 to fight food insecurity across the country, the equivalent of approximately 300,000 meals.

~14M POUNDS OF FOOD AND SUPPLIES DONATED IN 2021

THE EQUIVALENT OF $20M+ OR ~500+ TRUCKLOADS OF PRODUCT

37 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

DISASTER RELIEF EFFORTS

We know that when disaster strikes, we have an important role to play in supporting our associates, customers and communities that have been impacted. Disaster can be devastating for those affected, and US Foods® is proud to partner with both the American Red Cross and community food banks to aid critical disaster relief operations across the country. Throughout 2021, US Foods and our associates donated a total of more than $400,000 in cash and product to provide support in the aftermath of major disasters, including the Texas Winter Storms, Western Wildfires across Washington and Oregon, and Hurricane Ida.

$400K+ IN CASH AND PRODUCT DONATED TO SUPPORT DISASTER RELIEF EFFORTS

U.S. FOODS
THANK YOU
READY TO COOK TURKEY
PERISHABLE
PRODUCT OF U.S.A.

SPOTLIGHT ON CHEF'STORE® FUNDRAISING EFFORTS

In October, associates across our CHEF'STORE® locations conducted an in-store fundraiser encouraging customers to help raise money to support the work of the Feeding America food banks in their local communities. The fundraiser, which ran for a full week at all of our 80+ retail stores, was kicked off with a one-day matching challenge, which saw US Foods match all customer point-of-sale donations dollar for dollar. Through customer participation and the company match, the fundraiser generated a donation of more than $170,000 to support nearly 80 food banks and feeding agencies.

"In light of the challenges our stores overcame during the year, we could not be prouder to have the opportunity to focus our energy and effort toward coming together to give back to those in need!"

Tessa Ingram,
Manager, Digital and E-Commerce, CHEF'STORE

38 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

US FOODS® SCHOLARS PROGRAM

Launched in 2017, our US Foods® Scholars program addresses two pressing needs: providing economic opportunity to underserved students, and helping to tackle the talent shortage facing the foodservice industry. By supporting the next generation of culinary talent, we aim to strengthen our industry and set both our customers and our scholars up for success.

The program provides individual awards of up to $20,000 in financial support and professional development to outstanding students seeking to achieve their dreams in the culinary arts. We work with our partners at the Careers through Culinary Arts Program, Scholarship America and the American Culinary Federation to identify deserving students in Arizona, Atlanta, Austin, Chicago, Denver, New York City and Raleigh to be named as US Foods Scholars. Since its inception, we have welcomed 51 scholars to the program, awarding more than $1,000,000 in scholarship funding.

US FOODS SCHOLARS
SCHOLARSHIP FUNDING AWARDED SINCE PROGRAM LAUNCH*

$1M
$800K
$600K
$400K
$200K
2018
2019
2020
2021

*Figures represented are cumulative

SPOTLIGHT ON US FOODS SCHOLARS PROFESSIONAL DEVELOPMENT

Connecting our US Foods Scholars with professional development opportunities as they pursue their educations and careers is a key component of the program.

As part of the Fall 2021 Scoop™ launch, US Foods selected five students and alumni from the US Foods Scholars program to participate in activities supporting our Fall Scoop theme of "The Next Generation of Diners and Chefs." These Gen Z and Millennial culinarians not only provided feedback on new products to help shape our go-to-market strategy, but also gained valuable culinary experience working directly with a team of US Foods Food Fanatics® Chefs, Product Developers and Sales Representatives.

Throughout a series of interview sessions and a day of hands-on collaboration in the kitchen, our five participating scholars served as a voice for diners and chefs of their generations, sharing what they love about dining out, what menu items would entice them, and what kind of food and recipe posts go viral. Their answers and insights directly influenced the products included in our Fall Scoop launch, which featured traditional items with modern twists, menu options for conscientious diners, and social media-ready foods capturing today's latest trends.

Learn more about our US Foods Scholars here.

"My generation is really open-minded when it comes to new things, but it really helps when you blend them with things that are more familiar. For example, we've made shrimp tacos, a dish that most people know, with an Indian butter sauce, which has flavors many people aren't accustomed to."

Reagan Harvey,
on updating familiar favorites

PLANET

At US Foods®, we are committed to engaging in best practices to reduce the environmental footprint of our facilities and fleet. By optimizing the efficiency of our building operations and investing in renewable energy, we are reducing the energy intensity of our facilities. By improving our routing to reduce miles driven, deploying new technology and leveraging alternative fuels, we're increasing the efficiency of our fleet.

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IMPROVING THE EFFICIENCY OF OUR FACILITIES

Through our dual operational impact strategy, we implement programs and initiatives that both support the needs of our business and contribute to the reduction of energy usage, the transition to renewable resources and the adoption of more efficient equipment and technologies throughout our facilities. As part of this strategy, US Foods® currently operates three Leadership in Energy and Environmental Design (LEED) facilities certified at the Silver level for Building Design and Construction, with two additional locations in progress in Marrero, Louisiana and Sacramento, California, which are set to open in 2022.

8.9% REDUCTION IN ENERGY INTENSITY IN OUR BROADLINE BUSINESS SINCE 2015*

1.2M SQUARE FEET OF LEED-CERTIFIED BUILDINGS

REAL-TIME ENERGY USE MONITORING

US Foods began partnering with Cascade Energy (CE) in 2015 to track electricity usage in our facilities through real-time monitoring. This information is used to create predictive facility-level energy models and assess energy performance and potential savings. As a result, our teams are able to better understand our cold-storage energy usage based on anticipated conditions. Through this initiative, field teams receive CE energy efficiency training and participate in facility tuneups, which provide opportunities to optimize refrigeration systems and operations and identify energy efficiency projects for the future. In 2021 alone, the tuneup process across 10 of our facilities identified significant potential energy savings of 5 to 15%.**

In 2021, we received the Enel X 2021 Sustainable Footprint Award. The award recognized our demand response programming efforts to strategically decrease our energy use in select facilities during times of grid instability. These efforts relieve stress on the electricity grid, prevent blackouts, contribute to rate stabilization and lower associated carbon intensity.

Our CE partnership has resulted in cumulative energy savings of nearly 246,000,000 kilowatt hours (kWh) in our broadline business since 2015. This savings is the equivalent of removing approximately 38,000 passenger cars from the road for one year.***

US FOODS

US FOODS®
JACKSON, MISSISSIPPI
LEED-CERTIFIED
DISTRIBUTION FACILITY

*Measured in kilowatt hours per case shipped
**Weighted average = 9.2%
***Source: EPA greenhouse gas equivalencies calculator

41 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

INVESTING IN REFRIGERATION SOLUTIONS

Refrigeration systems play a critical role in our business, and we are continuing to invest in refrigeration solutions that conserve energy and safeguard the environment. Paramount to this effort is our ongoing work to phase out r22 Freon-based refrigeration systems in key facilities in favor of lower-emission alternatives. In these facilities, r22 has been replaced with a new non-ozone-depleting refrigerant, and existing equipment has been retrofitted with alternative refrigeration, such as ammonia or refrigerants with lower global warming potential. To date, r22 has been phased out at two of our locations, and we are currently exploring options for HVAC unit retrofits at our facilities in Tampa and Metro New York.

ADOPTING RENEWABLE ENERGY

Renewable energy, including solar power, plays an important role in reducing greenhouse gas emissions.

We currently operate six facilities with solar array installations, with plans for further expansion in 2022. Today, 13 million kilowatt hours (kWh) of electricity are generated annually from our six US Foods® solar installations, which includes an 8.4-megawatt solar array in Perth Amboy, New Jersey—one of the largest rooftop installations in the state.

Continuing our commitment to renewable energy, we will be opening a new solar-enabled distribution center outside of Sacramento, California, in early 2022, designed to meet rigorous LEED Silver-certification requirements. Additionally, through a new partnership with Distributed Sun, we have committed to installing rooftop solar units at eight additional US Foods facilities across the country in the coming years. As we undertake planning for that expansion, we are continuing to pursue more immediate solar enhancements at select locations, including the replacement of our existing solar arrays with larger installations at our Livermore, California; La Mirada, California; and Phoenix, Arizona facilities.

6 FACILITIES WITH SOLAR ARRAY INSTALLATIONS

13M KILOWATT HOURS (KWH) OF ELECTRICITY ARE GENERATED FROM SIX US FOODS® SOLAR INSTALLATIONS

42 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

WASTE DIVERSION

US Foods® works to monitor and reduce waste generated in our direct operations through both recycling and product donation initiatives. To track our waste generation and identify further waste reduction opportunities, we partner with Republic Services, the second largest provider of nonhazardous waste collection and recycling in the U.S. Based on site audits, we are both exploring the expansion of our waste diversion efforts in the area of organic waste and examining centralized waste reporting strategies for local and national suppliers.

THE US FOODS® TEAM IN SOUTH TEXAS DONATED TURKEYS TO FAMILIES IN NEED DURING THE THANKSGIVING HOLIDAY

~9,000 TONS OF WASTE DIVERTED IN 2021

Throughout the year, our facilities work with our major food security partners like Feeding America to convert our excess food into meaningful assistance for Americans facing food insecurity. Through these efforts, we diverted nearly 9,000 tons of waste from landfills in 2021.

WATER USAGE

US Foods strives to be efficient in everything we do, including how we use water in our direct operations. Due to the nature of our business, our water usage is relatively limited and primarily used for refrigeration cooling cycles, vehicle washing and sanitization in our meat processing facilities. The water at our facilities is sourced from public utilities, and to assess efficiency, we track and monitor usage across all locations to ensure usage does not fall outside typical parameters. As an additional measure, we've partnered with Nalco to launch water recycling pilots across five of our distribution warehouses to validate potential water savings. In 2022, we will open our new Sacramento facility, which is equipped with a refrigeration system that does not utilize water for evaporative cooling.

SPOTLIGHT ON SOUTHERN NEW ENGLAND WASTE DIVERSION PILOT

In 2021, our Southern New England (SNE) team designed a waste diversion pilot out of their distribution center in partnership with Vanguard Renewables (Vanguard) in Wellesley, Massachusetts. Vanguard, which provides waste reduction and recycling solutions, is a national leader in the development of organics-to-renewable energy projects.

Throughout the year-long pilot, food waste from our US Foods SNE distribution center will be regularly donated to Vanguard's Organics Recycling Facility in Agawam through weekly composting pickups or trailer deliveries from the local team. At the facility, all donated goods will be extracted through a de-packaging process, then transported and recycled at a Massachusetts Farm Powered anaerobic digester, where it will be combined with farm waste and converted into renewable energy to support the power grid. The pilot, which officially launched in 2022, has so far resulted in the diversion and recycling of more than 100,000 lbs. of food waste from our SNE distribution center.

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IMPROVING THE EFFICIENCY OF OUR FLEET

Delivering products by truck is core to our business. We continually work to improve transportation efficiency and reduce the environmental footprint of our fleet through our holistic fleet strategy, undertaking programs and initiatives that are both business-positive and sustainable. With a focus on further leveraging opportunities to optimize routing, enhance fleet technology and transition to renewable fuel sources, in 2022 we will develop 2030 fleet efficiency targets designed to maximize the impact of our efforts.

SCOPE 1 AND SCOPE 2

EMISSIONS INTENSITY PER CASE DELIVERED

(LB CO_2E/CASE)

2.32
2.43
2.29
-14.1%
-10.1%
-15.0%
2019
2020
2021

PERCENT REDUCED AGAINST 2015 BASELINE IN EMISSIONS INTENSITY PER CASE DELIVERED*

15% REDUCTION IN SCOPE 1 AND SCOPE 2 EMISSIONS SINCE 2015**

WE ARE CURRENTLY DEVELOPING 2030 FLEET EFFICIENCY TARGETS

*In January 2022, the US EPA-issued updated eGRID emissions factors for purchased energy consumed from January 2020 forward. As per GHG Protocol guidance, US Foods applied these updated emissions factors to purchased energy consumption occurring during the 2020 reporting period. This update resulted in a change to the 2020 Scope 2 emissions totals US Foods previously reported.

**Emissions intensity measured as pounds of CO_2e per case delivered. Includes the Food Group of Companies and Smart Foodservice Warehouse Stores.

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OPTIMIZING ROUTING

We are optimizing our routing to reduce miles driven and rightsizing our vehicles by route type to save fuel and reduce our carbon emissions. This work includes the implementation of technology that equips our drivers with real-time traffic data and the increased integration of backhauls into our routing.

~9M FEWER MILES DRIVEN IN 2021 THAN IN 2019*

VEHICLE ENHANCEMENTS

US Foods® is recognized as a SmartWay partner by the U.S. Environmental Protection Agency's SmartWay Transport program. The installation of SmartWay-verified tires and tire inflation systems, the adoption of extended oil drain schedules to reduce oil use and waste and the utilization of low viscosity oil to improve fuel economy all contribute to improved freight transportation efficiency.

*Excludes 2020, due to transportation irregularities resulting from business impacts caused by the COVID-19 pandemic.

In 2021, US Foods® became a member of the ACT Fleet Forum, a members-only network bringing together the industry's leading fleet operators to share and gain insight into the rapidly evolving field of clean commercial transportation. As part of this community, we will take part in fleet-to-fleet knowledge-sharing centered on emerging technologies, implementation strategies and best practices.

As we continue to update and add to our fleet, we have selected new vehicle models that feature an aerodynamic design for better fuel efficiency and engines that run at a lower RPM to reduce fuel consumption and emissions. In addition, the new vehicles include state-of-the-art diagnostics that connect to the engine and monitor performance in real time, as well as onboard computer monitoring systems that are used to report fuel economy and idle time. These data are used to drive continuous improvement and higher efficiency.

More recently, we have also added telematics technology to our refrigerated trailers in 20 locations. This technology helps reduce precooling times and fuel consumption through temperature zone improvements.

US.
FOODS
101887

45 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

SPOTLIGHT ON ELECTRIC TRUCKS

In 2021, US Foods® secured $1.8 million in grant funding from California's Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project to introduce 15 electric truck vehicles into our fleet for deployment from our La Mirada, California, distribution center in 2022. This incentive, granted to select early adopters of zero-emissions fleet technology across the state, will enable US Foods to play a leading role in the emerging transformation of transportation, while equalizing the cost of electric and conventional trucks and accelerating deployment of scale. We are currently in the process of building out infrastructure at our La Mirada facility to support a total of 30 electric trucks by 2023, which would be among the largest single-site deployments of electric trucks across the food distribution industry. Among the significant infrastructure enhancements underway to support this effort is the implementation of smart charging designed to minimize impact on the grid.

LEVERAGING ALTERNATIVE FUELS

As fleet technology continues to evolve, we have integrated a variety of alternative fuel initiatives into our fleet.

In addition to the introduction of 15 electric trucks into our fleet in 2022, we are also exploring other vehicle applications for electrification. In 2021, we tested electric yard tractors at our St. Louis, Missouri facility and will begin testing at additional facilities in 2022.

15 ELECTRIC TRUCKS ORDERED FOR OUR 2022 FLEET

We have also integrated new alternative fuel, compressed natural gas (CNG) vehicles into our fleet. We currently have 54 CNG vehicles deployed across Texas and Oklahoma, with plans in place to introduce 26 additional CNG vehicles into our fleet by the end of 2022. These vehicles help reduce truck emissions and overall fuel costs, and the newer engines are EPA-certified to have 90% lower smog-forming NOx emissions than contemporary diesel engines.

ADDING 26 ADDITIONAL CNG VEHICLES TO OUR FLEET BY THE END OF 2022

In addition to growing our CNG fleet, we have plans in place to begin converting our Buda, Texas, CNG fleet to Renewable Natural Gas (RNG) fuel in 2022. We also plan to use RNG fuel in the new CNG trucks planned for our new Sacramento facility in 2022. Unlike CNG, RNG fuel is a carbon-neutral biogas produced from the decomposition of organic matter, essentially recycling carbon already circulating in the environment.

Additional initiatives aimed at leveraging alternative fuel include our renewable diesel (RD) conversions. RD fuel is a sustainable alternative to traditional diesel with a more than 65% lower carbon intensity rating.* US Foods is one of the early-adopters of RD fuel use within the foodservice industry.

CONVERTED 100% OF OUR VISTA, CA FLEET FUEL TO RENEWABLE DIESEL IN 2021

In 2021, we successfully converted 100% of the fleet fuel used at our Vista, California broadline distribution center to RD fuel. By the end of Q1 2022, we will have completed three additional broadline distribution center conversions at our Corona, Livermore and La Mirada, California, locations. We also intend to utilize RD fuel at our newest distribution center in Sacramento, California, which will open in 2022.

*Based on California Air Resources Board's life cycle analysis of carbon intensities using the CA-GREET model.

GOVERNANCE AND INTEGRITY

At US Foods®, we are committed to doing the right thing. Honesty and integrity are the foundation for how we work with each other, and with our customers, suppliers, communities, government officials and others.

47 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

ETHICS AND COMPLIANCE

US Foods® is committed to working with integrity as we engage with each other and our partners. The cornerstone of this commitment is our Code of Conduct, a public affirmation that we are committed to doing the right thing. The Code of Conduct is grounded in our Cultural Beliefs and the understanding that each of us plays an important role in operating with integrity.

Our Code of Conduct sets out our commitment to doing the right thing:

- In our workplace, by fostering diversity and inclusion, contributing to a safe workplace and avoiding conflicts of interest
- In our dealings with customers and suppliers, by upholding food safety, fair competition, anti-corruption, confidentiality and respecting applicable laws
- In our communities, by promoting freedom from hunger and culinary education for all, practicing environmental stewardship and providing sustainable products

SPEAKING UP

Part of building a culture of integrity is creating an environment that encourages associates to speak up when something does not seem right. This message is proactively communicated through our Code of Conduct, website, intranet, on-site posters, training, emails and other notifications from our Ethics and Compliance and Human Resources teams. To foster a culture of speaking up, we prohibit retaliation against anyone who raises questions or concerns in good faith. Our suppliers and their employees are also encouraged to speak up, and our Responsible Sourcing Policy and Supplier Code requires our suppliers to have a no-retaliation policy to allow their employees to report their concerns to US Foods without fear of retaliation or reprisal.

We have established a variety of resources for reporting concerns. Associates may talk to a manager, a member of our Human Resources, Ethics and Compliance or Legal teams, or contact the US Foods Check-In Line. The Check-In Line is an externally hosted hotline that is available to both internal and external parties and can be contacted anonymously, 24 hours a day, seven days a week, with translation services if needed. The Check-In Line logs and tracks the status of concerns that are raised.

TONE AT THE TOP

The Board of Directors adopted our Code of Conduct, which applies to all of our directors, officers and associates. The Audit Committee of the Board oversees our ethics and compliance program, which is led by our GC. Both the Audit Committee and our Ethics Leadership Council (consisting of members of our Executive Leadership Team and chaired by our GC) receive quarterly updates on Check-In Line report volumes and trends, resulting remedial actions and any significant ethics and compliance matters. The Ethics and Compliance team, under our GC, is responsible for the day-to-day handling of concerns, including logging and tracking concerns, information gathering, apprising appropriate stakeholders, identifying policy violations and appropriate remedial actions, coordinating with human resources and individual managers, and following up with individuals who raise concerns. Handling concerns appropriately is critical to preserving our associates' trust and protecting US Foods.

ASSOCIATE TRAINING

To reinforce our culture of integrity, we direct annual Code of Conduct training to all associates, including management, as well as additional training in areas that are relevant to their duties and responsibilities. For example, US Foods associates in roles relating to our supply chain and operations are provided human trafficking training. This training is designed to help these associates better understand the issues of forced labor, create awareness of their responsibility to US Foods and society more broadly, and to empower them to report human trafficking concerns. Associates may be provided other relevant training – including anti-corruption, insider trading prevention, sexual harassment prevention or workplace violence prevention. In 2021, all associates were provided relevant training as part of our ethics and compliance program.

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RESPONSIBLE SOURCING POLICY AND SUPPLIER CODE

Our Responsible Sourcing Policy and Supplier Code outlines our standards for suppliers and our priorities for selecting, evaluating and monitoring suppliers. The policy is intended to ensure our suppliers understand our expectations, and US Foods® associates understand their responsibility for evaluating suppliers. The policy sets forth principles our suppliers must meet in key areas, including legal compliance, human rights, forced labor and human trafficking; workplace health and safety; food safety and regulatory compliance; sustainability and social responsibility; and ethical business practices. We also expect each supplier to conduct business in full compliance with all applicable national, state and local regulations and laws of the countries in which they operate – including trade, export and import controls, and all applicable antitrust and fair competition laws.

RESPECTING HUMAN RIGHTS

Our commitment to responsible sourcing and working with integrity as we engage with each other and our partners includes our commitment to respecting human rights. Our senior management has adopted our Human Rights Principles that are guided by our Cultural Beliefs and informed by the UN Universal Declaration of Human Rights, the UN Guiding Principles on Business and Human Rights, the International Labor Organization Conventions and Recommendations, and the Organisation for Economic Co-operation and Development Guidelines for Multinational Enterprises. Our Human Rights Principles prohibit the use of forced labor, unlawful discrimination and harassment in support of maintaining a safe, inclusive workplace where our associates embrace our Cultural Belief, You Matter. We expect our suppliers and other vendors to adopt consistent human rights principles and comply with all human rights laws and regulations applicable to them. This expectation is included in our Responsible Sourcing Policy and Supplier Code.

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CYBERSECURITY AND DATA PRIVACY

At US Foods®, we understand the importance of securing our computer systems and data. We recognize that information technology is an ever-evolving landscape. We also recognize the need to invest in a comprehensive cybersecurity program that applies a recognized framework, utilizes industry standard tools, relies on expert partners, connects associates across the organization, and leverages communication to protect our systems and our data.

GOVERNANCE

Under the oversight of the Audit Committee of our Board of Directors, our cybersecurity function is managed by our technology and innovation team, led by our Executive Vice President, Chief Information and Digital Officer, who reports directly to our Chief Executive Officer, with support from the Audit and Legal functions. Management provides an annual cybersecurity report to our Board of Directors and our Audit Committee, which includes a review of potential threats and vulnerabilities. Thirty percent of our Board of Directors have experience in technology, which is important to overseeing our cyber and information security risks.

FRAMEWORK, POLICIES AND PROCEDURES

Our cybersecurity framework is designed to protect confidentiality, integrity and availability of critical assets and information. We utilize a thoughtful framework to define and regularly reassess our cybersecurity program. Our framework is structured around five commonly defined stages (Identify, Protect, Detect, Recover and Respond) and is a comprehensive approach to security risk management. Our policies, including our Information Security Policy and Privacy Policy, and procedures are designed to align with industry best practices and comply with regulatory requirements. We align our payment processing policies and procedures with industry security standards, including the Payment Card Industry Data Security Standard. Throughout the year, we conduct targeted audits, using internal and external resources, of certain aspects of our information security systems.

THREAT MANAGEMENT AND INCIDENT RESPONSE

Our comprehensive cybersecurity program leverages technology, third-party expertise and trained personnel to provide whole-enterprise governance; collaboration for 24-hour monitoring; threat detection and incident response; and network, cloud and mobile security. User access to key Company data and applications is protected by requiring multifactor authentication, which provides an additional level of security in connection with access by remote workers. We partner with security firms to manage our security incident and event management, identify external threats, perform penetration testing, complete security assessments and support incident response. These relationships are evaluated and benchmarked periodically to ensure quality resourcing to augment our internal staff, and provide insight into emerging risks inside and outside the foodservice industry.

PRIVACY POLICY

Our Privacy and Security Policy, updated in January 2022, promotes transparency by disclosing how we collect data through our websites, mobile applications and off-line, as well as our use of such information. We monitor and update our data collection practices and policy to conform with applicable data privacy regulations and laws.

ASSOCIATE TRAINING

We provide education and training relevant to our associates, including specialized training for associates handling confidential information, information security awareness training, periodic anti-phishing campaigns, one-click email-enabled phish alert reporting functionality, and advisory emails on emerging threats. Associates with network access are provided annual training.

To learn more about our corporate responsibility policies, visit our CSR homepage.

51 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

GRI

US FOODS® REPORTING INITIATIVE STANDARDS

This report was developed in accordance with the Global Reporting Initiative (GRI) Standards "Referenced" option and contains many elements of the "Core" option.

GRI STANDARD	TITLE	GRI STANDARDS DISCLOSURE TITLE	DISCLOSURE LOCATION OR RESPONSE
GENERAL DISCLOSURES			
ORGANIZATIONAL PROFILE			
102-01	General Disclosures	Name of the organization	US Foods Holding Company (USFD)
102-02	General Disclosures	Activities, brands, products, and services	US Foods 2021 Form 10-K, pages 2-4
102-03	General Disclosures	Location of headquarters	Rosemont, Illinois
102-04	General Disclosures	Location of operations	Our Locations
102-05	General Disclosures	Ownership and legal form	Publicly traded on the New York Stock Exchange (USFD)
102-06	General Disclosures	Markets served	US Foods 2021 Form 10-K, page 2
102-07	General Disclosures	Scale of the organization	Overview, page 6 US Foods 2021 Form 10-K, pages 2-6
102-08	General Disclosures	Information on employees and other workers	Overview, pages 6, 31 US Foods 2021 Form 10-K, pages 2, 6-7
102-09	General Disclosures	Supply chain	Products, pages 14-22 US Foods 2021 Form 10-K, page 11
102-10	General Disclosures	Significant changes to the organization and its supply chain	Not applicable for the reporting period
102-11	General Disclosures	Precautionary Principle or approach	US Foods 2021 Form 10-K, pages 10-20 US Foods 2021 CDP Response, pages 5-15
102-12	General Disclosures	External initiatives	Overview, page 8; Products, pages 13-18, 19, 21-22; People, pages 29-33, 35, 38; Planet, pages 40, 44; Governance and Integrity, pages 47-49 (internal policies informed by external initiatives)
102-13	General Disclosures	Membership of associations	Products, pages 19, 22; People, page 33
102-14	General Disclosures	Statement from senior decision-maker	A Letter from our CEO, page 3
102-15	General Disclosures	Key impacts, risks, and opportunities	A Letter from our CEO, page 3; Products, (entire section); US Foods 2021 Form 10-K, pages 2-4, 13-20; US Foods 2021 CDP Response, pages 2-14
ETHICS AND INTEGRITY			
102-16	General Disclosures	Values, principles, standards, and norms of behavior	Overview, page 7-9; Governance and Integrity (entire section)
102-17	General Disclosures	Mechanisms for advice and concerns about ethics	US Foods Code of Conduct

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GRI STANDARD	TITLE	GRI STANDARDS DISCLOSURE TITLE	DISCLOSURE LOCATION OR RESPONSE
GOVERNANCE			
102-18	General Disclosures	Governance structure	Overview, pages 8-9; Governance and Integrity, page 9 US Foods 2022 Proxy Statement, pages 17-22 US Foods Governance Documents
102-19	General Disclosures	Delegating authority	Overview, pages 8-9 US Foods 2022 Proxy Statement, pages 17-18 US Foods Governance Documents US Foods 2021 CDP Response, pages 2-4
102-20	General Disclosures	Executive-level responsibility for economic, environmental, and social topics	Overview, pages 8-9 US Foods 2022 Proxy Statement, page 38 US Foods 2021 CDP Response, pages 2-4
102-21	General Disclosures	Consulting stakeholders on economic, environmental, and social topics	Overview, pages 8-9 US Foods 2022 Proxy Statement, pages 16-17 US Foods 2021 CDP Response, pages 4, 6, 10, 14, 35
102-22	General Disclosures	Composition of the highest governance body and its committees	People, page 31 US Foods 2022 Proxy Statement, page 8, 19-20 US Foods Board of Directors US Foods Committee Composition
102-23	General Disclosures	Chair of the highest governance body	US Foods 2022 Proxy Statement, page 17 US Foods Board of Directors
102-24	General Disclosures	Nominating and selecting the highest governance body	US Foods 2022 Proxy Statement, pages 36-37 US Foods Nominating and Corporate Governance Committee Charter
102-25	General Disclosures	Conflicts of interest	US Foods 2022 Proxy Statement, pages 21, 36-37
102-26	General Disclosures	Role of highest governance body in setting purpose, values, and strategy	US Foods 2022 Proxy Statement, pages 17-18 US Foods Nominating and Corporate Governance Committee Charter
102-27	General Disclosures	Collective knowledge of highest governance body	Overview, pages 8-9 US Foods 2022 Proxy Statement, pages 9-15, 23-24
102-28	General Disclosures	Evaluating the highest governance body's performance	US Foods 2022 Proxy Statement, page 19
102-29	General Disclosures	Identifying and managing economic, environmental, and social impacts	Overview, pages 8-9 US Foods 2022 Proxy Statement, pages 17-18, 38-41 US Foods Nominating and Corporate Governance Committee Charter, page 2 US Foods 2021 CDP Response, pages 2-10
102-30	General Disclosures	Effectiveness of risk management processes	US Foods 2022 Proxy Statement, pages 17-18
102-31	General Disclosures	Review of economic, environmental, and social topics	Overview, pages 8-9 US Foods 2022 Proxy Statement, pages 38-41 US Foods 2021 CDP Response, pages 2-14 US Foods Nominating and Corporate Governance Committee Charter
102-32	General Disclosures	Highest governance body's role in sustainability reporting	US Foods 2022 Proxy Statement, pages 18, 20, 38

53 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

GRI STANDARD	TITLE	GRI STANDARDS DISCLOSURE TITLE	DISCLOSURE LOCATION OR RESPONSE
102-33	General Disclosures	Communicating critical concerns	US Foods 2022 Proxy Statement, page 79
102-34	General Disclosures	Nature and total number of critical concerns	Partially reported: US Foods 2022 Proxy Statement, pages 16-17, 79
102-35	General Disclosures	Remuneration policies	US Foods 2022 Proxy Statement, pages 42, 46-73
102-36	General Disclosures	Process for determining remuneration	US Foods 2022 Proxy Statement, pages 46-65
102-37	General Disclosures	Stakeholders' involvement in remuneration	US Foods 2022 Proxy Statement, pages 16-17, 45, 55
102-38	General Disclosures	Annual total compensation ratio	US Foods 2022 Proxy Statement, page 73
STAKEHOLDER ENGAGEMENT			
102-40	General Disclosures	List of stakeholder groups	Associates, communities, nonprofit partners, suppliers, customers, investors, regulators
102-41	General Disclosures	Collective bargaining agreements	US Foods 2021 Form 10-K, page 6
102-42	General Disclosures	Identifying and selecting stakeholders	We engage with a variety of stakeholders based on their genuine interest in US Foods, our industry and their potential to impact our business, our employees and the communities where we live and work. Stakeholder interaction takes many forms, with the intent being to better understand stakeholder priorities and how they factor into our operational decisions.
102-43	General Disclosures	Approach to stakeholder engagement	Overview, page 8; People, page 26 US Foods 2022 Proxy Statement, pages 16-17 US Foods 2021 CDP Response, pages 4, 6, 10, 14, 35
102-44	General Disclosures	Key topics and concerns raised	Partially reported: Overview, page 8; People, page 26 US Foods 2022 Proxy Statement, pages 16-17
REPORTING PRACTICE			
102-45	General Disclosures	Entities included in the consolidated financial statements	US Foods 2021 Form 10-K, Exhibit 21.1
102-46	General Disclosures	Defining report content and topic Boundaries	Overview, page 8; Products, page 11
102-47	General Disclosures	List of material topics	Overview, page 8; Products, page 11
102-50	General Disclosures	Reporting period	FY 2021 (ending January 1, 2022)
102-51	General Disclosures	Date of most recent report	2020
102-52	General Disclosures	Reporting cycle	Annual
102-53	General Disclosures	Contact point for questions regarding the report	communications@usfoods.com
102-54	General Disclosures	Claims of reporting in accordance with the GRI Standards	This report references GRI Standards 2020 as detailed in this index.
102-55	General Disclosures	GRI content index	Appendix, page 50

54 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

GRI STANDARD	TITLE	GRI STANDARDS DISCLOSURE TITLE	DISCLOSURE LOCATION OR RESPONSE
TOPIC-SPECIFIC DISCLOSURES: ECONOMIC			
GRI 201: ECONOMIC PERFORMANCE			
201-1	Economic Performance	Direct economic value generated and distributed	US Foods 2021 Form 10-K, pages 41-43
201-2	Economic Performance	Financial implications and other risks and opportunities due to climate change	US Foods 2021 Form 10-K, pages 11, 20 US Foods 2021 CDP Response, page 5-10
201-3	Economic Performance	Defined benefit plan obligations and other retirement plans	US Foods 2021 Form 10-K, pages 20, 29, 33-34, 41-42, 66-67, 69, 71, 74, 78
GRI 203: INDIRECT ECONOMIC IMPACTS			
203-2	Indirect Economic Impacts	Significant indirect economic impacts	People, pages 36-38
GRI 204: PROCUREMENT PRACTICES			
204-1	Procurement Practices	Proportion of spending on local suppliers	Partially reported: Products, page 12
GRI 205: ANTI-CORRUPTION			
205-2	Anti-corruption	Communication and training about anti-corruption policies and procedures	Partially reported: Governance and Integrity, page 47 US Foods Anti-Corruption Policy
GRI 207: TAX			
207-1	Tax	Approach to tax	US Foods 2021 Form 10-K, page 31 US Foods 2021 CDP Response, pages 32-33
TOPIC-SPECIFIC DISCLOSURES: ENVIRONMENTAL			
GRI 301: MATERIALS			
301-1	Materials	Materials used by weight or volume	Partially reported: Products, page 13
301-2	Materials	Recycled input materials used	Partially reported: US Foods 2021 CDP Response, pages 36, 38
GRI 302: ENERGY			
302-1	Energy	Energy consumption within the organization	US Foods 2021 CDP Response, pages 30-32
302-3	Energy	Energy intensity	Partially reported: US Foods 2021 CDP Response, page 8
302-4	Energy	Reduction of energy consumption	Planet, pages 40, 43-45 US Foods 2021 CDP Response, pages 6-8, 11-12, 15-17, 27, 32
302-5	Energy	Reductions in energy requirements of products and services	Partially reported: Products, page 12 US Foods 2021 CDP Response, pages 7, 13
GRI 303: WATER AND EFFLUENTS			
303-1	Water	Interactions with water as a shared resource	Partially reported: US Foods 2021 CDP Response, page 38

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GRI STANDARD	TITLE	GRI STANDARDS DISCLOSURE TITLE	DISCLOSURE LOCATION OR RESPONSE
GRI 304: BIODIVERSITY			
304-2	Biodiversity	Significant impacts of activities, products, and services on biodiversity	Products, pages 11-15 US Foods 2021 CDP Response, page 38
304-3	Biodiversity	Habitats protected or restored	Products, pages 12-16
GRI 305: EMISSIONS			
305-1	Emissions	Direct (Scope 1) GHG emissions	US Foods 2021 CDP Response, page 20
305-2	Emissions	Energy indirect (Scope 2) GHG emissions	US Foods 2021 CDP Response, page 21
305-3	Emissions	Other indirect (Scope 3) GHG emissions	Partially reported: US Foods 2021 CDP Response, pages 21-24
305-4	Emissions	GHG emissions intensity	US Foods 2021 CDP Response, page 26
305-5	Emissions	Reduction of GHG emissions	Planet, pages 40-41, 43-45 US Foods 2021 CDP Response, page 27
GRI 306: WASTE			
306-2	Effluents and Waste	Waste by type and disposal method	Partially reported: Products, pages 14-15, 18-19 Planet, page 42
GRI 308: SUPPLIER ENVIRONMENTAL ASSESSMENT			
308-1	Supplier Environmental Assessment	New suppliers that were screened using environmental criteria	Partially reported: Products, pages 14 (Palm Oil Policy), Palm Oil Policy US Foods Responsible Sourcing Policy US Foods 2021 CDP Response, page 35
TOPIC-SPECIFIC DISCLOSURES: SOCIAL			
GRI 401: EMPLOYMENT			
401-2	Employment	Benefits provided to full-time employees that are not provided to temporary or part-time employees	Partially reported: People, pages 27-28
401-3	Employment	Parental leave	Partially reported: People, page 27
GRI 403: HEALTH AND SAFETY			
403-1	Occupational Health and Safety	Occupational health and safety management system	Partially reported: People, pages 34-35
403-2	Occupational Health and Safety	Hazard identification, risk assessment, and incident investigation	Partially reported: People, pages 34-35

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GRI STANDARD	TITLE	GRI STANDARDS DISCLOSURE TITLE	DISCLOSURE LOCATION OR RESPONSE
403-4	Occupational Health and Safety	Worker participation, consultation, and communication on occupational health and safety	Partially reported: People, pages 34-35
403-5	Occupational Health and Safety	Worker training on occupational health and safety	People, pages 25, 34-35
403-6	Occupational Health and Safety	Promotion of worker health	People, pages 27-28
403-7	Occupational Health and Safety	Prevention and mitigation of occupational health and safety impacts directly linked by business relationships	People, pages 34-35
GRI 404: TRAINING AND DEVELOPMENT			
404-2	Training and Education	Programs for upgrading employee skills and transition assistance programs	Products, page 21; People, pages 24-25, 27, 30-32; Governance and Integrity, pages 47, 49
GRI 405: DIVERSITY AND INCLUSION			
405-1	Diversity and Equal Opportunity	Diversity of governance bodies and employees	People, pages 29-32 US Foods 2022 Proxy Statement, page 15
GRI 406: NON-DISCRIMINATION			
406-1	Non-discrimination	Incidents of discrimination and corrective actions taken	Partially reported: US Foods Prohibition Against Discrimination Harassment and Retaliation Policy
GRI 407: FREEDOM OF ASSOCIATION AND COLLECTIVE BARGAINING			
407-1	Freedom of Association and Collective Bargaining	Operations and suppliers in which the right to freedom of association and collective bargaining may be at risk	Partially reported: US Foods 2021 Form 10-K, pages 6, 16
GRI 408: CHILD LABOR			
408-1	Child Labor	Operations and suppliers at significant risk for incidents of child labor	Partially reported: US Foods Responsible Sourcing Policy
GRI 409: FORCED OR COMPULSORY LABOR			
409-1	Forced or Compulsory Labor	Operations and suppliers at significant risk for incidents of forced or compulsory labor	Partially reported: US Foods 2021 Form 10-K, page 16 US Foods Responsible Sourcing Policy
GRI 412: HUMAN RIGHTS ASSESSMENT			
412-2	Human Rights Assessment	Employee training on human rights policies or procedures	Governance and Integrity, page 48
412-3	Human Rights Assessment	Significant investment agreements and contracts that include human rights clauses or that underwent human rights screening	Partially reported: US Foods Responsible Sourcing Policy

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SASB

SUSTAINABILITY ACCOUNTING STANDARDS BOARD (SASB) INDEX

The below table provides data and information aligned with the SASB Food Retailers and Distributors guidelines.

ACCOUNTING METRIC	CODE	DISCLOSURE LOCATION OR RESPONSE
FLEET FUEL MANAGEMENT		
Fleet fuel consumed, percentage renewable	FB-FR-110a.1	Not reported. For information on our transport programs, please see: Planet, pages 43-45
AIR EMISSIONS FROM REFRIGERATION		
Gross global Scope 1 emissions from refrigerants	FB-FR-110b.1	Not reported. For information on our programs, please see: Planet, pages 40-41
Percentage of refrigerants consumed with zero ozone-depleting potential	FB-FR-110b.2	Not reported. For information on our programs, please see: Planet, pages 40-41
Average refrigerant emissions rate	FB-FR-110b.3	Not reported. For information on our programs, please see: Planet, pages 40-41
ENERGY MANAGEMENT		
(1) Operational energy consumed, (2) percentage grid electricity, (3) percentage renewable	FB-FR-130a.1	US Foods 2021 CDP Response, pages 19-29
FOOD WASTE MANAGEMENT		
Amount of food waste generated, percentage diverted from the waste stream	FB-FR-150a.1	Not reported. 9,000 tons of waste diverted from landfills. For information on our waste management programs, please see: Products, pages 11-12, 19; Planet, page 42
DATA SECURITY		
(1) Number of data breaches, (2) percentage involving personally identifiable information (PII), (3) number of customers affected	FB-FR-230a.1	Not reported.
Description of approach to identifying and addressing data security risks	FB-FR-230a.2	Management provides an annual cybersecurity report to our Board of Directors and/or our Audit Committee of our Board of Directors which includes a review of potential threats and vulnerabilities and our cybersecurity framework designed to protect confidentiality, integrity, and availability of critical assets and information. For more details, please see: Governance and Integrity, page 49

59 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

ACCOUNTING METRIC	CODE	DISCLOSURE LOCATION OR RESPONSE
FOOD SAFETY		
High-risk food safety violation rate	FB-FR-250a.1	Not reported. For information on our food safety programs, please see: US Foods 2021 Form 10-K, pages 5, 14-15 Overview, page 8; Products, pages 17, 21-22, 39; Governance and Integrity, pages 47-48
(1) Number of recalls, (2) number of units recalled, (3) percentage of units recalled that are private-label products	FB-FR-250a.2	Not reported. For information on our programs, please see: Products, page 22
PRODUCT HEALTH & NUTRITION		
Revenue from products labeled and/or marketed to promote health and nutrition attributes	FB-FR-260a.1	Not reported.
Discussion of the process to identify and manage products and ingredients related to nutritional and health concerns among consumers	FB-FR-260a.2	Our well-being pillar strives to meet these needs by offering a growing portfolio of products with clean and simple ingredients, plant-forward attributes or positive nutrient claims. For information on our programs, please see: Products, pages 11-12, 15-17, 20-21
PRODUCT LABELING & MARKETING		
Number of incidents of non-compliance with industry or regulatory labeling and/or marketing codes	FB-FR-270a.1	Not reported.
Total amount of monetary losses as a result of legal proceedings associated with marketing and/or labeling practices	FB-FR-270a.2	US Foods discloses material, legal, and regulatory issues in its annual 10-K and quarterly 10-Qs
Revenue from products labeled as (1) containing genetically modified organisms (GMOs) and (2) non-GMO	FB-FR-270a.3	Not reported.
LABOR PRACTICES		
(1) Average hourly wage and (2) percentage of in-store and distribution center employees earning minimum wage, by region	FB-FR-310a.1	Not reported.
Percentage of active workforce covered under collective bargaining agreements	FB-FR-310a.2	Not reported.
(1) Number of work stoppages and (2) total days idle	FB-FR-310a.3	Not reported.
Total amount of monetary losses as a result of legal proceedings associated with: (1) labor law violations and (2) employment discrimination	FB-FR-310a.4	US Foods discloses material, legal and regulatory issues in its annual 10-K and quarterly 10-Qs

60 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

ACCOUNTING METRIC	CODE	DISCLOSURE LOCATION OR RESPONSE
MANAGEMENT OF ENVIRONMENTAL & SOCIAL IMPACTS IN THE SUPPLY CHAIN		
Revenue from products third-party certified to environmental or social sustainability sourcing standard	FB-FR-430a.1	Not reported. For information on our programs, please see: Products, pages 11-17, 19-20
Percentage of revenue from (1) eggs that originated from a cage-free environment and (2) pork produced without the use of gestation crates	FB-FR-430a.2	Not reported. For information on our programs, please see: Products, page 17
Discussion of strategy to manage environmental and social risks within the supply chain, including animal welfare	FB-FR-430a.3	At US Foods®, we are committed to growing our portfolio of products that are responsibly sourced or contribute to waste reduction. The Serve Good program offers a portfolio of products that are developed with suppliers that are committed to responsible practices, and most items come with the reassurance of verification by third-party certifiers wherever they exist for a specific claim. For more information, please see: Products, pages 11-17, 19-20
Discussion of strategies to reduce the environmental impact of packaging	FB-FR-430a.4	We have specific packaging standards for all items included in the Serve Good program to ensure a holistic approach in providing sustainable solutions. For information on our programs, please see: Products, pages 12-13
ACTIVITY METRICS		
Number of (1) retail locations and (2) distribution centers	FB-FR-000.A	1. 80 2. 69 For more information, see: US Foods 2021 Form 10-K, page 2
Total area of (1) retail space and (2) distribution centers	FB-FR-000.B	1. 1,900,000 square feet 2. 19,000,000 square feet For more information, see: US Foods 2021 Form 10-K, page 21
Number of vehicles in commercial fleet	FB-FR-000.C	6,500
Ton miles travelled	FB-FR-000.D	Not reported.

61 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

TCFD

TASK FORCE ON CLIMATE-RELATED FINANCIAL DISCLOSURES (TCFD) INDEX

At US Foods® we are committed to providing transparency on our climate change risk management, governance and performance. While we do not believe our level of climate change risk is significant, our Board of Directors and management team oversee and manage climate change-related risks with the same seriousness as we do for other potential or smaller scale risks. The Task Force on Climate-related Financial Disclosures (TCFD) has developed voluntary, consistent climate-related financial risk disclosures for use by companies in providing information to stakeholders. A summary of our response to the TCFD-recommended disclosures is below. For more information on our climate strategy, please see our 2021 CDP response available at www.CDP.net.

GOVERNANCE

Board Oversight – Our Board of Directors has ultimate oversight of environmental risks, including those related to climate change, and is responsible for reviewing and providing guidance on the company's climate change-related programs and policies as part of its wider sustainability oversight. The Nominating and Corporate Governance Committee oversees the Company's Corporate Social Responsibility strategy, including as it relates to environmental and social matters, and receives reports periodically (at each of its quarterly meetings) from management regarding the Company's initiatives and accomplishments in the area. The Committee, pursuant to its Charter, has primary oversight for all environmental, social and governance matters at the Company, which would include oversight of climate-related issues and risks.

Management Oversight – As part of their regular responsibilities, US Foods' Supply Chain, Real Estate, Investor Relations and Merchandising functional leaders monitor climate-related initiatives and manage any associated mitigation strategies. Meetings between these functional leaders and the Vice President of Corporate Communications, Director of External Communications and Senior Manager of CSR are established to review progress against key milestones and initiatives as part of a core CSR working group.

The CSR working group reports updates on a quarterly basis to the Executive Vice President, General Counsel and Chief Compliance Officer, who oversees communicating those updates to the Nominating and Corporate Governance Committee. Progress against our ESG initiatives, including those specifically related to climate change, is reported annually within the company's public facing Corporate Social Responsibility Review and CSR Report, and on the company's website within the Corporate Social Responsibility section of the website.

STRATEGY

We have identified climate change-related risks that may impact our business over the short-, medium- and long-term, which includes the following:

Regulatory Risks – We do not currently view climate change as a significant business risk; however, it could pose regulatory risks, such as through potential future carbon disclosure and compliance requirements. Possible carbon tax, or regulatory incentives to encourage the use of renewables could affect energy costs.

For example, US Foods maintains an extensive network of 69 distribution facilities, enabling us to serve national and local customers across the United States. These distribution facilities require energy to store, refrigerate and manage our vast portfolio of products, and are subject to a broad range of U.S. federal, state and local laws and regulations relating to the protection of the environment.

New regulations, such as those requiring the phase-out of certain ozone-depleting substances or otherwise regulating greenhouse gas emissions, may require the upgrading or replacement of equipment or may increase operating costs. This is the case in some facilities, where US Foods has invested in the phasing out of r22 Freon-based refrigeration systems, replacing or retrofitting existing equipment utilizing alternative refrigeration, such as ammonia or other non-ozone-depleting refrigerants.

62 PRODUCTS | PEOPLE | PLANET | GOVERNANCE | APPENDIX

Technology – Investments in technology are considered within the US Foods® primary processes for identifying and managing risks and opportunities. US Foods' fleet of approximately 6,500 trucks is critical to our business, allowing us to operate efficiently and provide high levels of customer service. As such, unfavorable changes in fuel prices may not only increase the price US Foods pays for products, but also increases the costs incurred to deliver products to customers. US Foods manages this risk by implementing practices and technologies aimed at reducing fuel usage, such as our plan to convert fleet fuel at all California broadline distribution centers from traditional diesel fuel to renewable diesel (RD) fuel by early 2022 and to add 30 electric trucks to our La Mirada, California distribution center by the end of 2023. In addition, we are already using 54 compressed natural gas (CNG) vehicles, which anchor the American Natural Gas CNG fueling station located adjacent to the US Foods distribution center in Buda, Texas.

Reputational Risk – A failure to understand these evolving issues around climate change could result in reputational hardships that could negatively impact our business. As an example, the demand for products that offer enhanced transparency around where and how the product is sourced continues to be a key trend influencing customer and diner purchasing decisions. To meet this demand, US Foods continues to invest in multiple programs and policies to support the company's commitment to, and reputation for, offering innovative products that include sustainable and responsibly sourced attributes and reduce our environmental footprint.

Physical Risk – Because our network spans so much of the country, many of our facilities, along with the facilities of our customers and suppliers, are located in areas that are increasingly subject to extreme, and occasionally prolonged, weather conditions. Extreme weather conditions may interrupt our operations in such areas. Furthermore, extreme weather conditions may interrupt or impede access to our customers' facilities, prevent or delay deliveries from our suppliers, or otherwise reduce the number of consumers who visit our customers' facilities. We evaluate potential risks and have preparation strategies in place to mitigate these risks. US Foods' Operations team manages a Weather Command Center out of Tempe, Arizona, to oversee advanced preparation strategies for mitigating the impact of extreme weather events, including flooding. Escalation procedures and the recovery and Operations Playbooks detail the procedures in place to ensure the company can overcome serious incidents or disasters, and resume normal operations within a reasonable period of time.

RISK MANAGEMENT

Our senior leadership team and board of directors are focused managing and mitigating various risks to our business and financial performance, including environmental risks. US Foods leverages an Enterprise Risk Management (ERM) process to identify, assess, prioritize, mitigate and monitor the company's top enterprise-wide risks. Such risk management topics are reviewed and discussed on a regular basis among our leadership team across the entire organization. Consideration of such risks is implemented as part of operating and investment decision-making process, in all aspects of the business.

To date, top risks identified within the ERM process do not include climate-related risks. However, should a climate-related issue emerge as a key risk within the ERM identification process, this risk would be monitored and managed within the ERM process. The Executive Leadership Team, which reports to the Chairman and Chief Executive Officer, is responsible for managing the ERM Process, and the Audit Committee of the Board of Directors is responsible for oversight.

METRICS

We track our Scope 1 and 2 carbon emissions (Scope 2 reporting is a location-based figure). Scope 3 emissions are partially reported in the US Foods 2021 CDP Response, pages 19-29.

- Scope 1 emissions (FY2021): 531,538 metric tons of CO_2e
- Scope 2 emissions (FY2021): 177,152 metric tons of CO_2e

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WHY US FOODS
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- RECOVERY RESOURCES FOR CHEFS AND OPERATORS
- ABOUT US FOODS
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2021 CORPORATE SOCIAL RESPONSIBILITY REPORT
DOWNLOAD HERE

CORPORATE SOCIAL RESPONSIBILITY

As a leading foodservice distributor, we understand we have an opportunity to positively impact our customers, their diners, our associates and the communities where we live and work. Our commitment to growing our sustainable and responsible product offerings, supporting our associates and communities, and engaging in best practices to reduce the environmental impact of our operations exemplifies our approach to Corporate Social Responsibility (CSR).

In our 2021 Corporate Social Responsibility Report, we are pleased to share progress highlights for each of our key CSR focus areas: Products, People and Planet.

- **PRODUCTS** – Growing a portfolio of products that are local, sustainable, and help to support well-being by working with our suppliers to source and offer products with social or environmental benefits, and maintaining a continued commitment to food safety and quality
- **PEOPLE** – Making a positive difference in the lives of our associates and in the communities we serve by fostering an inclusive and dynamic workplace where our associates can grow and thrive and investing in our communities through philanthropy and volunteerism
- **PLANET** – Engaging in best practices to improve the efficiency of our facilities and fleet and reduce the environmental footprint of our operations

PRODUCTS

We leverage multiple programs and policies to provide a growing portfolio of products that offer social or environmental benefits.

US FOODS

PEOPLE

We strive to make a positive difference in the lives of our associates and in the communities we serve.

PLANET

We're continually improving the efficiency of our facilities and fleet to reduce our environmental footprint.

GREAT FOOD

Innovative food, culinary equipment, trends and events

OUR SERVICES

Tools that build your brand and increase your bottom line

WHY US FOODS

Our commitment, exclusive support and dedicated people

- RECOVERY RESOURCES FOR CHEFS AND OPERATORS
- ABOUT US FOODS
  - OUR BRANDS
  - CODE OF CONDUCT
  - **CORPORATE SOCIAL RESPONSIBILITY**
  - LEADERSHIP
  - DIVERSITY & INCLUSION
  - NEWSROOM
  - US FOODS SCHOLARS
- CAREERS
- INVESTORS
- LOCATIONS

CORPORATE SOCIAL RESPONSIBILITY REPORTS:

- NEW 2021 Corporate Social Responsibility Report published April 2022
- 2020 Corporate Social Responsibility Report published April 2021
- 2019 Corporate Social Responsibility Report published September 2020
- 2019 Corporate Social Responsibility At-A-Glance published November 2019
- 2018 Corporate Social Responsibility At-A-Glance published November 2018

OTHER RESOURCES:

- NEW 2021 CDP response
- 2020 CDP response
- 2019 CDP response

KEY POLICIES:

- Anti-Corruption Policy
- Code of Coduct
- Conflicts of Interest Policy
- Equal Employment and Affirmative Action Policy
- Human Rights Policy
- Privacy and Security Policy
- Prohibition Against Discrimination, Harassment and Retaliation Policy
- Responsibly Sourced Palm Oil Policy
- Responsible Sourcing Policy and Supplier Code
- Responsibly Sourced Seafood Policy
- Serve Good Program Policy

CODE OF CONDUCT

DIVERSITY & INCLUSION

LOCAL, SUSTAINABLE &
WELL-BEING